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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
Steinway Musical Instruments, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STEINWAY MUSICAL INSTRUMENTS, INC.
800 South Street
Suite 305
Waltham, Massachusetts 02453
(781) 894-9770

April 20, 2006

Dear Stockholder:

        Our Annual Meeting of Stockholders will be held on Wednesday, May 17, 2006, at 10:00 a.m., at the Company's corporate office located at 800 South Street, Suite 305, Waltham, Massachusetts 02453. We urge you to attend this meeting to give us an opportunity to meet you personally, to allow us to introduce to you the key personnel responsible for management of your Company and to cover any questions you may have.

        The formal Notice of Meeting, the Proxy Statement and the proxy card are enclosed. A copy of the Annual Report to Stockholders describing the Company's operations during the year ended December 31, 2005 is also enclosed.

        Your Chairman, Kyle R. Kirkland, and I own 100% of the Class A Common Stock and have advised the Company that we intend to vote our shares of Class A Common Stock consistent with the recommendations of the Board of Directors set forth in the attached Proxy Statement. The Class A Common Stock presently represents over 86% of the combined voting power of the Class A Common Stock and the Ordinary Common Stock. Therefore, stockholder approval in accordance with the Board of Directors' recommendations is assured.

        We hope that you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. Your shares will be voted at the meeting in accordance with your proxy.

        If you have shares in more than one name or if your stock is registered in more than one way, you may receive more than one copy of the proxy materials. If so, please sign and return each of the proxy cards you receive so that all of your shares may be voted. We look forward to seeing you at the Annual Meeting.

Very truly yours,

Dana D. Messina Chief Executive Officer

STEINWAY MUSICAL INSTRUMENTS, INC.
800 South Street
Suite 305
Waltham, Massachusetts 02453
(781) 894-9770

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 17, 2006

        The Annual Meeting of Stockholders of Steinway Musical Instruments, Inc. (the "Company") will be held on Wednesday, May 17, 2006 at 10:00 a.m. at the Company's corporate office at 800 South Street, Suite 305, Waltham, Massachusetts 02453, for the following purposes:

1.
To elect seven (7) directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.
To approve and adopt the Company's 2006 Stock Compensation Plan;

3.
To approve and adopt the Company's 2006 Employee Stock Purchase Plan;

4.
To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006; and

5.
To transact such other business as may properly come before the meeting or any adjournment thereof.

        Stockholders of record at the close of business on March 24, 2006 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. All stockholders are urged to attend the meeting in person or by proxy.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED PREPAID RETURN ENVELOPE. The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.

By Order of the Board of Directors,

John R. Dudek Secretary
Waltham, Massachusetts April 20, 2006

STEINWAY MUSICAL INSTRUMENTS, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

Solicitation and Revocation of Proxies

        The enclosed proxy is solicited by and on behalf of the Board of Directors of Steinway Musical Instruments, Inc. (the "Company") for use in connection with the Annual Meeting of Stockholders to be held on the 17th day of May, 2006 at 10:00 a.m. (the "Annual Meeting") and at any and all adjournments thereof.

        The persons named as proxies were designated by the Board of Directors and are officers and/or directors of the Company. Any proxy may be revoked or superseded by executing a proxy bearing a later date or by giving notice of revocation in writing prior to, or at, the Annual Meeting, or by attending the Annual Meeting and voting in person. All proxies which are properly completed, signed and returned to the Company prior to the meeting, and not revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted FOR the election of the director nominees listed below, FOR approval and adoption of the Company's 2006 Stock Compensation Plan, FOR approval and adoption of the Company's 2006 Employee Stock Option Plan and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006.

        This Proxy Statement and the accompanying proxy are being mailed to stockholders on or about April 20, 2006. The entire cost of the solicitation of proxies will be borne by the Company. Expenses will also include reimbursements paid to brokerage firms and others for their reasonable expenses incurred in forwarding solicitation material regarding the meeting to beneficial owners of the Company's common stock. It is contemplated that this solicitation will be primarily by mail. In addition, some of the officers, directors and employees of the Company may solicit proxies personally or by telephone, facsimile or e-mail.

        Messrs. Kirkland and Messina have advised the Company that they intend to vote all of their shares of Class A Common Stock in favor of the election of the seven nominees recommended by the Board of Directors, approval and adoption of the Company's 2006 Stock Compensation Plan, approval and adoption of the Company's 2006 Employee Stock Option Plan and the appointment of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm to audit the Company's financial statements for 2006 and internal controls over financial reporting as of December 31, 2006. Such action by Messrs. Kirkland and Messina is sufficient to elect such directors, to approve and adopt such plans and to appoint the independent registered public accounting firm without any action on the part of any other holder of common stock.

Voting at the Meeting

        Only stockholders of record at the close of business on March 24, 2006 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. The Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") authorizes two classes of common stock, designated as Ordinary Common Stock and Class A Common Stock. Each share of Ordinary Common Stock entitles the record holder to one vote while each share of Class A Common Stock entitles the record holder to 98 votes on any action to be taken at the Annual Meeting, unless Delaware law provides otherwise. As of March 24, 2006, there were 7,690,858 shares of Ordinary Common Stock and 477,952 shares of Class A Common

Stock outstanding. As of that date, all shares of Class A Common Stock were owned by Kyle R. Kirkland, Chairman of the Board, and Dana D. Messina, Chief Executive Officer of the Company, representing 86% of the combined voting power of the Class A Common Stock and Ordinary Common Stock. Neither the holders of the Ordinary Common Stock nor the holders of Class A Common Stock have cumulative voting rights. The stockholders of the Company have no dissenters or appraisal rights in connection with any of the items scheduled to be presented to the stockholders at the Annual Meeting.

Vote Required

        The election of director nominees requires a plurality of the votes cast in person or by proxy at the Annual Meeting. Under Delaware law, the Certificate of Incorporation and the Company's bylaws, shares as to which a stockholder abstains or withholds from voting on the election of directors and shares as to which a broker indicates that it does not have discretionary authority to vote ("broker non-votes") on the election of directors will not be counted as voting thereon and, therefore, will not affect the election of the nominees receiving a plurality of the votes cast.

        Approval and adoption of the Company's 2006 Stock Compensation Plan and 2006 Employee Stock Purchase Plan and the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2006 fiscal year requires the affirmative vote of the holders of at least a majority of the aggregate votes cast at the Annual Meeting. Under Delaware law, the Certificate of Incorporation and the Company's bylaws, shares as to which a stockholder abstains or withholds from voting on the ratification of independent registered public accounting firms and broker non-votes have the same effect as a vote against such ratification.

ELECTION OF DIRECTORS

        The Certificate of Incorporation fixes the number of directors at not less than three and not more than nine, with the exact number to be set by resolution of the Board of Directors. Except as set forth below, persons named as proxies may not vote for the election of any person to the office of director for which a bona fide nominee is not named in the Proxy Statement. All nominees have consented to serve as directors for the ensuing year and have previously served as directors of the Company. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named in the enclosed proxy will vote for any substitute nominee designated by the Board of Directors.

Information Regarding the Nominees

        Set forth below are the names, positions held, ages and brief accounts of the business experience for each of the persons to be nominated as a director by the Board of Directors at the Annual Meeting.

NOMINEES FOR DIRECTORS FOR TERMS EXPIRING IN 2007

        Kyle R. Kirkland, Chairman of the Board and Director (age 43).    Mr. Kirkland has served as a director of the Company since 1993 and as Chairman of the Board since 1996. Mr. Kirkland has been a principal of Kirkland Messina, Inc., since 1994. From 1991 to 1994, Mr. Kirkland was a Senior Vice President of an investment bank where he was responsible for its private placement financing activities. From 1990 to 1991, Mr. Kirkland was employed by Canyon Partners as a Vice President. From 1988 to 1990, he was employed by an investment banking firm in its high yield bond department.

        Dana D. Messina, Chief Executive Officer and Director (age 44).    Mr. Messina has served as a director of the Company since 1993 and as Chief Executive Officer since 1996. Mr. Messina has been a principal of Kirkland Messina, Inc., since 1994. From 1990 to 1994, Mr. Messina was a Senior Vice President of an investment bank where he was responsible for all of its corporate finance and merchant banking activities. From 1987 to 1990, he was employed by an investment banking firm in its high yield bond department.

        Bruce A. Stevens, President, Steinway and Director (age 63).    Mr. Stevens has served as a director of the Company since 1995. He has served as President of Steinway & Sons, an indirect wholly owned subsidiary of the Company, since 1985 when Steinway & Sons was acquired from Columbia Broadcasting System television network. Prior to that, he was employed by the Polaroid Corporation for 18 years, where he held various positions including Director of Marketing for all of Polaroid's international business. He has served on numerous industry and music education committees.

        John M. Stoner, Jr., President, Conn-Selmer and Director (age 53).    Mr. Stoner became a director of the Company in November of 2002. He was appointed as President of Conn-Selmer, Inc. ("Conn-Selmer"), a wholly owned subsidiary of the Company in 2002. Prior to that, Mr. Stoner spent 25 years with True Temper, Inc., a manufacturer of non-powered lawn and garden tools, where he held various positions of increasing responsibility. In 1995, he was appointed as True Temper's President and in 1999, after the acquisition of True Temper, became the President and CEO of Ames True Temper.

        A. Clinton Allen, Director (age 62).    Mr. Allen has served as a director of the Company since 1999 and became lead director in 2003. Currently, Mr. Allen is a director of Brooks Automation, LKQ Corporation and Source Interlinks Companies. He also serves as director and non-executive chairman for Collectors Universe, Inc. Mr. Allen provided original financing for Blockbuster Entertainment Corporation, was a founding director and served on the board until the company was acquired by Viacom/Paramount in September of 1994.

        Rudolph K. Kluiber, Director (age 46).    Mr. Kluiber has served as a director of the Company since 2001. Presently, Mr. Kluiber is the Managing Director of GRT Capital Partners ("GRT"), an investment management firm located in Boston, Massachusetts. Prior to forming GRT, Mr. Kluiber served as Senior Vice President and Portfolio Manager for State Street Research & Management Company ("State Street") since 1997, where he ran the State Street Aurora Fund and managed the Small-Cap Value effort.

        Peter McMillan, Director (age 48).    Mr. McMillan has served as a director of the Company since 1996. Currently, Mr. McMillan is the Managing Partner of Willow Brook Capital Group, LLC ("WBCG"), an asset management company based in Los Angeles, California. Mr. McMillan is a director of KBS Real Estate Investment Trust, Inc. Prior to forming WBCG, Mr. McMillan was employed by SunAmerica Investments, Inc., a wholly owned subsidiary of American International Group, Inc., where he served as Executive Vice President and Chief Investment Officer. As Chief Investment Officer, Mr. McMillan had overall investment management responsibility for SunAmerica's asset portfolio. Mr. McMillan joined SunAmerica Investments, Inc. in 1989 after managing the fixed-income portfolio for Aetna Life Insurance and Annuity Company.

        Each director of the Company is elected for a period of one year and serves until his successor is duly elected and qualified. For information regarding the beneficial ownership of Ordinary Common Stock and Class A Common Stock by each nominee, see "Principal Stockholders."

Meetings of the Board of Directors

        The Company has determined that it is a controlled company, as defined by the rules and regulations of the New York Stock Exchange (the "NYSE"), based on the fact that Messrs. Kirkland and Messina own over 86% of the combined voting power of the Class A Common Stock and Ordinary Common Stock. The Company has chosen to take advantage of the controlled company exemptions to Sections 303A.01, .04 and .05 of the NYSE's Listed Company Manual (the "Manual"). Accordingly, the Board of Directors need not be, nor is it, comprised of a majority of independent directors. The Board has determined that Messrs. Allen, Kluiber and McMillan are all independent according to applicable rules of the Securities and Exchange Commission (the "SEC") and the listing standards of the NYSE. The Board made this determination after discussions with the directors and a review of their responses to questions regarding employment and transaction history, affiliations, and family and other relationships. Mr. Allen has been elected Lead Director. The Board of Directors met on two separate occasions during 2005. Non-management directors' meetings are held regularly throughout the year and Mr. Allen, as Lead Director, presides over these formal meetings of non-management directors. Non-management directors met once during 2005. Shareholders can communicate with Mr. Allen at the Company's annual meeting of stockholders or as described below under the caption "Communications with Stockholders of the Company." In addition to the meetings of the full Board and meetings of non-management directors, directors also took action through Board committees. The Board of Directors has standing Audit, Compensation and Option Committees. None of the members of the Board of Directors participated in less than 75% of the meetings held by the Board of Directors or of the total number of meetings held by all committees of the Board of Directors on which various members served during the year ended December 31, 2005. While the Company does not have a policy requiring the members of the Board of Directors to attend its annual meetings of stockholders, several of its directors do attend the annual meeting. Messrs. Kirkland, Messina, Allen and Kluiber attended last year's annual meeting. The current members of each of the Board of Directors' committees are listed below.

The Audit Committee

        The current members of the Audit Committee are Chairman Kluiber and Messrs. Allen and McMillan, each of whom is an "independent director" as defined by the NYSE's listing standards. The Board has determined that Mr. McMillan is an "audit committee financial expert" as defined in the applicable regulations of the SEC. In addition to the relevant experience of Mr. McMillan disclosed above under the caption "Nominees for Directors for Terms Expiring in 2007," Mr. McMillan has an MBA in Finance from Wharton School of Business and the Board deemed Mr. McMillan's experience of over twenty years in the investment business, including analysis of financial statements, review of outside auditors' and management letters and involvement with analysts, rating agencies, auditors and management with respect to quarterly earnings, reserve issues and other accounting matters, as relevant to his financial expert qualifications. The Audit Committee assists the Board of Directors in fulfilling its responsibilities for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices and controls of the Company. The Audit Committee met eleven times and took action by unanimous written consent once during 2005. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached hereto as Appendix C and is available on the Company's website at www.steinwaymusical.com.

The Compensation Committee

        The current members of the Compensation Committee are Chairman Allen and Messrs. Kluiber and McMillan. The Compensation Committee sets the compensation for the executive officers of the Company and evaluates and administers the Company's compensation programs. The Compensation Committee met once and took action by unanimous written consent twice during 2005. The Company is exempt from Section 303A.05 of the Manual and therefore, need not adopt, nor has it adopted, a charter for the Compensation Committee.

The Option Committee

        The current members of the Option Committee are Chairman Allen and Messrs. Kluiber and McMillan. The Option Committee is responsible for administering the Steinway Musical Instruments, Inc. Amended and Restated 1996 Stock Plan and 1996 Employee Stock Purchase Plan. The Option Committee met once and took action by unanimous written consent three times during 2005.

Director Nominations and Nominating Process

        Since the Company is a controlled company, as defined in the Manual, and is therefore exempt from Section 303A.04 of the Manual, it does not have a standing Nominations Committee. The entire Board of Directors—Messrs. Kirkland, Messina, Stevens, Stoner, Allen, Kluiber and McMillan—participate in the consideration of director nominees. As controlling shareholders, Messrs. Kirkland and Messina put forth recommendations which are then considered and acted upon by the full Board of Directors.

        The Board of Directors does not have a policy with regard to the consideration of any director candidate recommended by a stockholder of the Company. The Board of Directors has determined that, as a controlled company, it is unnecessary to have such a policy. However, the Board will consider any director candidate recommended by a stockholder of the Company when such recommendation is submitted in accordance with the Company's bylaws, the procedures described in this Proxy Statement under the caption "Stockholder Proposals," and the applicable rules of the SEC.

        The Board of Directors has identified certain qualifications that a director nominee must possess before the Board recommends the nominee for a position on the Board of Directors. The Board believes that director nominees should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders of the Company. In addition, Board candidates are considered based upon other various criteria, such as broad-based business skills and experiences, as well as a global business and social perspective. The Board of Directors evaluates such director nominees based on the qualifications described above.

Corporate Governance

        The Company has adopted a Code of Ethics and Professional Conduct to provide guidance to its directors, officers and employees on matters of business ethics and conduct, including compliance standards, business conduct, conflicts of interest, and identification, reporting, and resolution of issues. The Company has posted this Code, along with its Corporate Governance Guidelines and Audit Committee Charter, on its Internet website at www.steinwaymusical.com. This information will be made available in print free of charge to any stockholder who requests it by contacting the Corporate Communications Department at Steinway Musical Instruments, Inc., 800 South Street, Suite 305, Waltham, MA 02453, (781) 894-9770 or at ir@steinwaymusical.com.

Communications with Stockholders of the Company

        Any interested stockholder has the opportunity to communicate with the members of the Board of Directors at the Annual Meeting of Stockholders. In addition to attending the Annual Meeting of Stockholders, non-management directors as a group have instructed the Company that interested parties can also communicate directly with the Lead Director, or with the non-management directors as a group, by mail addressed to the Lead Director at the Company's headquarters in Waltham, Massachusetts or by e-mail at smileaddirector@steinwaymusical.com. The Company's website has a section "Contact Lead Director," that reflects such communication methods. The Company's website also has a section "Contact Audit Committee."

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION
OF EACH OF THE NOMINEES NAMED ABOVE.

        Unless a contrary indication is made on the enclosed proxy card, it is the intention of the persons named in the enclosed form of proxy to vote FOR the election of each director.

MANAGEMENT

Executive Officers and Directors of the Company

        Set forth below are the names, ages, positions held and brief accounts of the business experience for each executive officer, division president and director of the Company.

Name	Age	Position
Kyle R. Kirkland	43	Chairman of the Board and Director
Dana D. Messina	44	Chief Executive Officer and Director
Dennis M. Hanson	51	Senior Executive Vice President
Bruce A. Stevens	63	President, Steinway and Director
John M. Stoner, Jr.	53	President, Conn-Selmer and Director
Thomas Kurrer	57	Managing Director, Steinway-Germany
A. Clinton Allen	62	Director
Rudolph K. Kluiber	46	Director
Peter McMillan	48	Director

        For biographical information concerning Kyle R. Kirkland, Dana D. Messina, Bruce A. Stevens, John M. Stoner, Jr., A. Clinton Allen, Rudolph K. Kluiber and Peter McMillan, see "Nominees for Directors for Terms Expiring in 2007."

        Dennis M. Hanson, Senior Executive Vice President.    Mr. Hanson serves as the Company's Chief Financial Officer, General Counsel and Assistant Secretary. Mr. Hanson started his career in public accounting at Haskins and Sells in 1976. In 1980, he joined Computervision Corporation, where he held various financial positions including Vice President of Audit. He joined Steinway in 1988 as Vice President Finance and assumed duties as General Counsel in 1993.

        Thomas Kurrer, Managing Director, Steinway-Germany.    Mr. Kurrer joined Steinway in 1989 as Managing Director of Steinway-Germany and undertook responsibility for Steinway's operations outside the Americas. Mr. Kurrer was employed by the German-American Chamber of Commerce in New York from 1976 to 1978. Between 1978 and 1989, he held various positions of increasing responsibility with the Otto Wolff-Group, a conglomerate of steel and machinery equipment companies. Mr. Kurrer's last position with the Otto Wolff-Group was Managing Director of Wirth GmbH.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

        The following table sets forth the annual compensation paid and accrued by the Company for services rendered during the fiscal years ended December 31, 2005, 2004 and 2003 to (i) the Company's Chairman of the Board and the Chief Executive Officer and (ii) the most highly compensated executive officers of the Company and the Managing Director of Steinway-Germany, who were serving at the end of the last completed fiscal year (each a "Named Executive Officer").

Summary Compensation Table

		Annual Compensation					Long-Term Compensation
Awards
Name and Principal Position	Fiscal Year	Salary		Bonus		Other Annual Compensation(1)	Securities Underlying Options(#)	All Other Compensation(3)
Kyle R. Kirkland Chairman of the Board	2005 2004 2003	$ $ $	325,000 316,000 305,000	$ $	47,000 55,000 —	— — —	— — 10,000	$ $ $	27,735 26,262 10,500
Dana D. Messina Chief Executive Officer	2005 2004 2003	$ $ $	325,000 316,000 305,000	$ $	47,000 90,000 —	— — —	— — 30,000	$ $ $	27,735 26,262 10,500
Dennis M. Hanson Senior Executive Vice President	2005 2004 2003	$ $ $	325,000 315,000 304,500	$ $	55,000 115,000 —	— — —	— — 25,000	$ $ $	40,065 38,732 36,255
Bruce A. Stevens President, Steinway	2005 2004 2003	$ $ $	461,000 454,000 450,000	$ $ $	90,000 136,000 58,500	— — —	— — 10,000	$ $ $	72,945 71,862 51,150
Thomas Kurrer(2) Managing Director, Steinway—Germany	2005 2004 2003	$ $ $	299,191 288,743 261,094	$ $ $	152,231 139,662 50,846	— — —	— — —		— — —
John M. Stoner, Jr. President, Conn-Selmer	2005 2004 2003	$ $ $	340,000 319,603 310,000	$	— — 50,000	— — —	— — 30,000	$ $ $	38,777 36,762 6,000

(1)
The Company provides certain perquisites and other personal benefits to certain Named Executive Officers. However, no Named Executive Officer received a total amount of perquisites or other personal benefits in excess of the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for such officer during any year reported.

(2)
Mr. Kurrer's compensation information contained in this statement has been converted from euro to U.S. dollars based upon average foreign exchange rates for the years presented.

(3)
The Company provided the Named Executive Officers with certain health, medical and other non-cash benefits generally available to all salaried employees and not included in "All Other Compensation" pursuant to SEC rules. The table below presents the components of "All Other Compensation" for 2005, which represent (a) the value of Company contributions to one of its 401(k) plans, (b) the value of Company contributions to the supplemental executive retirement plan ("SERP") on behalf of the Named Executive Officers, and (c) the value of Company paid premiums on group term life insurance.

	Company Contributions
			Life Insurance Premium
	401(k) Plan	SERP
Kyle R. Kirkland	$11,025	$16,050	$660
Dana D. Messina	$11,025	$16,050	$660
Dennis M. Hanson	$11,025	$25,680	$3,360
Bruce A. Stevens	$11,025	$54,960	$6,960
John M. Stoner, Jr	$11,025	$27,200	$552

Option Grants in 2005

        There were no options granted to the Named Executive Officers during the year ended December 31, 2005.

Aggregated Option Exercises in 2005 and Year End Option Values

        The following table provides information related to the exercise of certain options to purchase the Company's Ordinary Common Stock by the Named Executive Officers during 2005 and the number of options held by the Named Executive Officers as of the year ended December 31, 2005. The closing price of the Company's Ordinary Common Stock on the NYSE on December 31, 2005 was $25.51 per share.

			Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised Options In-the-Money at December 31, 2005
Name	Shares Acquired In Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Kyle R. Kirkland	—	—	74,023	22,000	$470,651	$121,440
Dana D. Messina	—	—	115,750	34,000	$714,603	$156,000
Dennis M. Hanson	15,500	$141,782	40,500	27,000	$220,305	$121,320
Bruce A. Stevens	—	—	58,000	14,000	$366,180	$69,360
John M. Stoner, Jr	—	—	36,000	34,000	$202,680	$163,290
Thomas Kurrer	—	—	24,000	4,000	$157,680	$26,040

Employment Contracts

        On October 17, 2002, Conn-Selmer entered into an Employment Agreement with John M. Stoner, Jr. The agreement provides that Mr. Stoner will serve as President and Chief Executive Officer of Conn-Selmer in consideration of an annual base salary of $310,000, which may be increased following the end of each year of service. In addition to a base salary, Mr. Stoner is eligible to receive bonuses and certain other employment benefits. Mr. Stoner's agreement provides that, in certain circumstances, Conn-Selmer is obligated to pay his base salary and continue his benefits for up to a period of 12 months upon the termination of his employment.

        In January 1999, the Company entered into Employment Agreements with Kyle R. Kirkland and Dana D. Messina, which provide that until December 31, 2006, unless earlier terminated in accordance with its terms, they will serve, respectively, as Chairman and Chief Executive Officer of the Company. In addition to a base salary, each may be entitled to receive bonuses and certain other employment benefits each determined annually by the Board of Directors in its discretion. Each of Mr. Kirkland and Mr. Messina's agreements provide that in the event the Company does not renew such agreement, the Company is obligated to pay a lump sum of five years salary or $1,705,000 each to Mr. Kirkland and Mr. Messina.

        In July 1996, the Company entered into Non-compete Agreements with Bruce A. Stevens and Dennis M. Hanson. The Non-compete Agreements remain in effect for a period of ten years and bar the individual parties thereto from competing with the Company in any geographic region in which the Company then conducts business. Additionally, provided that the individual party thereto refrains from engaging in certain restricted sales of Ordinary Common Stock, each Non-compete Agreement commits the Company to renew the individual party's employment agreement described below for successive one-year periods over the life of the Non-compete Agreement.

        On May 1, 1995, Steinway entered into an Employment Agreement with Bruce A. Stevens. The agreement provides that Mr. Stevens will serve as President of Steinway in consideration of an annual base salary, which may be increased following the end of each year of service. In addition to a base salary, Mr. Stevens is eligible to receive bonuses and certain other employment benefits. Mr. Stevens' agreement provides that, in certain circumstances, the Company is obligated to pay up to $340,000, plus the salary for the remainder of his term, to Mr. Stevens upon termination of his employment. This Agreement was subsequently assigned from Steinway to the Company and thereafter amended to automatically renew on an annual basis unless affirmatively terminated.

        On May 1, 1995, Steinway entered into an Employment Agreement with Dennis M. Hanson. The agreement provides that Mr. Hanson will serve as Chief Financial Officer and Secretary in consideration of an annual base salary, which may be increased following the end of each year of service. In addition to a base salary, Mr. Hanson is eligible to receive bonuses and certain other employment benefits. Mr. Hanson's agreement provides that, in certain circumstances, the Company is obligated to pay up to $210,000, plus the salary for the remainder of his term, to Mr. Hanson upon termination of his employment. This Agreement was subsequently assigned from Steinway to the Company and thereafter amended to automatically renew on an annual basis unless affirmatively terminated.

        As of May 8, 1989, Steinway entered into an Employment Agreement with Thomas Kurrer. The Agreement provides that Mr. Kurrer will serve as Managing Director of Steinway's German operations in consideration of an annual base salary, which may be increased following the end of each year of service. In addition to a base salary, Mr. Kurrer is eligible to receive bonuses and certain employment benefits. The agreement automatically renews every three years unless at least 12 months notice is given by either party.

Retirement Plans

        The Company maintains separate pension plans for each of its major divisions. The benefit formula in the Steinway division domestic plan was frozen as of December 31, 2003. The accrued benefit will be a monthly benefit amount payable in the life annuity form. Mr. Stevens has twenty years of service under the plan with an estimated annual benefit of $30,112. Mr. Hanson has seventeen years of service under the plan with an estimated annual benefit of $15,639. These amounts are based on the pension being paid during the participant's lifetime and would be reduced on an actuarially equivalent basis in the event of a survivor benefit or other optional form of payment.

        Mr. Kurrer is entitled to benefits under the Steinway division foreign pension plan. Based on the formula and his seventeen years of credited service, his estimated annual benefit would be $98,972. At age 63 Mr. Kurrer would receive 36.5% of his annual base income earned in the year prior to retirement. Assuming a 3% increase in annual salary, the estimated annual benefit at age 63 would be $129,200. The figures presented have been converted from euro to U.S. dollars based on 2005 average currency exchange rates.

        The Company maintains a non-qualified supplemental executive retirement plan, or SERP, for certain key employees. The Company, in its sole and absolute discretion, may make an annual SERP contribution on behalf of the eligible participants. Total contributions and earnings thereon are then payable in the form of fifteen substantially equal yearly installments beginning at age 65. Participants become fully vested upon the completion of five years of service. As of December 31, 2005, all SERP participants except Mr. Stoner were fully vested.

Compensation of Directors

        As compensation for services as a director of the Company, Messrs. Kluiber and McMillan are each paid an annual retainer fee of $17,500 and Mr. Allen, as Lead Director, is paid an annual retainer fee of $22,500. In addition, they receive $10,000 for serving on the Audit Committee, $5,000 for every additional Committee and $1,000 for each meeting attended. For the fiscal year ended December 31, 2005, the Company paid Mr. Allen $46,500, Mr. Kluiber $44,250 and Mr. McMillan $43,750.

Compensation Committee Interlocks and Insider Participation

        No interlocking relationships exist between the members of the Compensation Committee or the Board of Directors and the members of any other company's compensation committee or board of directors.

Related Party Transaction

        In fiscal 2005, the Company reimbursed Kirkland Messina, LLC, a limited liability corporation controlled by Messrs. Kirkland and Messina, a total of $112,890 for expenses including, but not limited to, airfare, hotel, auto, meals, postage and telephone. In addition, the Company paid annual rent of $85,858 to Kirkland Messina, LLC for office space the Company uses in Santa Monica, California.

Legal Proceedings Involving Directors, Officers, Affiliates or Beneficial Owners

        No director, officer, affiliate or beneficial owner of the Company, or any associate thereof, is a party adverse to the Company or any of its subsidiaries in any lawsuit nor has a material adverse interest thereto.

        In September of 2001, Kyle R. Kirkland entered into a settlement agreement with the SEC, without admitting or denying any finding or liability. The matter was unrelated to the Company or Mr. Kirkland's position with the Company.

REPORT OF THE AUDIT COMMITTEE(1)

        The current members of the Audit Committee (the "Committee") are Chairman Kluiber and Messrs. McMillan and Allen, each of whom is an "independent director" as defined by the NYSE listing standards. The Committee operates pursuant to a written charter that meets SEC and NYSE listing standards and adheres to a Code of Ethics and Professional Conduct. The Committee assists the Board of Directors (the "Board") in fulfilling its responsibilities for the oversight of the quality and integrity of the accounting, internal auditing, auditing and financial reporting practices and controls of the Company.

        In discharging its oversight responsibility of the audit process, the Committee obtained from the Company's independent registered public accounting firm, Deloitte & Touche LLP ("Deloitte & Touche"), a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1 (Independent Discussion with Audit Committee). The Committee also discussed with the auditors any relationships, including engagements with any subsidiaries, that may impact their objectivity and independence. The Committee also considered the compatibility of audit-related services, tax-services and other non-audit services, and their level and nature of fees, with the auditors' independence. Based on the foregoing, the Committee has satisfied itself as to the auditors' independence.

        The Committee also discussed with management and Deloitte & Touche the quality and adequacy of the Company's internal controls, internal audit function and compliance with Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404"). The Committee reviewed with Deloitte & Touche their audit plans, audit scope and identification of audit risks.

        The Committee also met with PricewaterhouseCoopers to discuss and review their activities associated with the Company's internal audit function including: assistance with the Company's Section 404 Certification; a report on the Company's risk management process; and a fraud risk assessment.

        The Committee reviewed its charter and the Company's Disclosure Policy. In addition, the Committee insured the Company's Code of Ethics complied with regulations and that the Company complied with the NYSE's listing standards, the Sarbanes-Oxley Act, Regulation G and other rules, regulations and laws. The Committee also reviewed and approved all related party transactions.

        The Committee discussed and reviewed with Deloitte & Touche all communications required by generally accepted auditing standards and Securities and Exchange Commission ("SEC") regulations, including those described in Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) and, with and without management present, discussed and reviewed the results of Deloitte & Touche's examination of the financial statements and internal control over financial reporting.

        All services to be performed for the Company by Deloitte & Touche must be pre-approved by the Audit Committee or a designated member of the Audit committee pursuant to the Committee's Pre-Approval Policies and Procedures. The Audit Committee's pre-approval policy prohibits the Company from engaging Deloitte & Touche for any non-audit or audit-related services other than the following tax-related services: tax return preparation and review; advice on income tax, tax accounting, sales/use tax, excise tax and other miscellaneous tax matters; tax advice and implementation assistance on restructurings, mergers and acquisition matters and other tax strategies. Deloitte & Touche has not provided any professional services related to financial systems design and implementation, bookkeeping or internal audit services.

(1)
Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Exchange Act, the Report of the Audit Committee shall not be incorporated by reference in any such filings.

        The aggregate fees billed to the Company by Deloitte & Touche and member firms of Deloitte Touche Tohmatsu for professional services for fiscal 2005 and 2004 were as follows:

Audit Fees

        The aggregate fees billed for the audit of the Company's annual financial statements and attestation services related to the report on internal controls in accordance with Section 404 for the fiscal years ended December 31, 2005 and 2004 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q were $1,799,873 and $1,953,583, respectively.

Audit-Related Fees

        The aggregate fees billed for audit-related services for the fiscal years ended December 31, 2005 and 2004 were $47,443 and $1,023,958, respectively. These fees relate to Section 404 readiness services, internal control reviews, financial accounting and reporting consultation and agreed-upon procedures engagements.

Tax Fees

        The aggregate fees billed for tax services for the fiscal years ended December 31, 2005 and 2004 were $194,069 and $573,004, respectively. These fees relate to the preparation of tax returns and general advice relating to tax planning and compliance.

All Other Fees

        There were no other fees for the fiscal years ended December 31, 2005 and 2004.

        The Committee has considered the level and nature of non-audit services provided by Deloitte & Touche in its deliberation of auditor independence.

        The Committee reviewed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2005 and the examination of Management's Annual Report on Internal Control over Financial Reporting and the effectiveness of the Company's internal controls over financial reporting as of December 31, 2005, with management and Deloitte & Touche. Management has the responsibility for the preparation of the Company's financial statements and Deloitte & Touche has the responsibility for the examination of those statements. Based on these reviews and discussions with management and the Company's independent auditors, the Committee recommended that the Board include the audited consolidated financial statements for the fiscal year ended December 31, 2005 in the Company's Annual Report on Form 10-K for filing with the SEC. The Committee also recommended the reappointment, subject to shareholder approval, of Deloitte & Touche as the Company's independent registered public accounting firm and the Board concurred in such recommendation.

AUDIT COMMITTEE:
Rudolph K. Kluiber, Chairman A. Clinton Allen, Member Peter McMillan, Member

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION(1)

Compensation Philosophy

        The current members of the Compensation Committee are Chairman Allen and Messrs. Kluiber and McMillan, each of whom is an "independent director" as defined by the NYSE's listing standards. The Compensation Committee's executive compensation philosophy is to provide competitive levels of compensation while also establishing a strong, explicit link between executive compensation and the achievement of the Company's annual and long-term performance goals, rewarding above-average corporate performance, recognizing individual initiative and achievement and assisting the Company in attracting and retaining highly skilled management. This philosophy has been adhered to by developing incentive pay programs which provide competitive compensation that mirrors Company performance. Both short-term and long-term incentive compensation are based on direct, explicit links to Company and individual performance and the value received by stockholders.

2005 Executive Compensation

        Cash compensation includes base salary and performance bonuses. Base salaries are set at competitive levels, with reference to the level of responsibilities, experience and geographic market conditions. Annual salary adjustments are determined by reference to the Company's and the individual's performance, as well as general marketplace conditions, including comparative industry information.

        Performance bonuses are awarded to the Chairman, CEO and other senior executive officers in accordance with the Company's or relevant segment's bonus plan and individual performance with respect to each individual's goals and objectives, as determined by the Compensation Committee. Under the applicable plan, participants are assigned a target bonus for the plan year that is a percentage of their base salary. Bonus payouts under the plan for the participants are based on whether the Company or relevant segment of the business meets or exceeds pre-established performance levels. The primary measure of performance is based on a return on assets percentage, which is calculated using EBITDA (earnings before net interest expense, income tax expense, depreciation and amortization) divided by assets employed as defined in their respective bonus plans. In addition to this formula, the Compensation Committee considers each individual's performance during the year and adjusts the bonus payment as appropriate.

Chairman of the Board and Chief Executive Officer Compensation

        The Compensation Committee is responsible for determining the compensation of the Chairman and CEO. In reaching its decision, the Compensation Committee examines several factors, such as the Company's performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable public companies, and the awards given to the Chairman and CEO in prior years. The Committee also reviews and approves the corporate and individual goals and objectives of the Chairman and CEO and evaluates their performance in light of those goals and objectives.

Summary

        After its review of the Company's existing programs and relative data for comparable positions in similar industries, the Compensation Committee believes that the total compensation program for executives of the Company is competitive with the compensation programs provided by other corporations with which the Company competes for management talent. The Compensation Committee also believes

(1)
Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Exchange Act, the Report of the Compensation Committee on Executive Compensation shall not be incorporated by reference in any such filings.

that the annual bonuses provide opportunities to participants that are consistent with the returns that are generated on behalf of the Company's stockholders.

Limitation of Tax Deduction for Executive Compensation

        Section 162(m) of the Internal Revenue Code (the "Code") prevents publicly traded companies from receiving a tax deduction on compensation paid to proxy-named executive officers in excess of $1 million annually. This limitation does not apply to compensation that qualifies as "performance-based compensation" under the Code. The Compensation Committee believes at the present time that it is highly unlikely that the compensation paid to any executive officer will exceed $1 million in any fiscal year. In addition, based on the Company's current compensation philosophy and performance-based bonus formula, it does not anticipate that the limitation would have a material effect on the Company.

COMPENSATION COMMITTEE:
A. Clinton Allen, Chairman Rudolph K. Kluiber, Member Peter McMillan, Member

PERFORMANCE GRAPH(1)

        The following graph compares the Company's cumulative total stockholder return on its Ordinary Common Stock for the period from December 31, 2000 to December 31, 2005, with the cumulative total return of the Russell 2000 Stock Index ("Russell 2000") and the cumulative total return of a peer group ("Peer Group") consisting of Guitar Center, Inc., Harley-Davidson, Inc., Callaway Golf Company and Fleetwood Enterprises.

        The Peer Group was selected by management based on the status of each as a manufacturer and/or distributor of consumer goods in the luxury or musical instrument categories. The performance graph assumes a $100 investment on December 31, 2000 in each of the Company's Ordinary Common Stock, the Russell 2000 and the common stock of the Peer Group. The stock price performance shown in this graph is neither necessarily indicative of, nor intended to suggest, future stock price performance.

COMPARATIVE STOCK PRICE PERFORMANCE
AMONG STEINWAY MUSICAL INSTRUMENTS, INC.,
THE RUSSELL 2000 AND THE PEER GROUP
Comparison of Cumulative Total Returns

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Steinway Musical Instruments, Inc.	$100.00	$92.59	$90.69	$137.68	$161.32	$142.20
The Russell 2000	$100.00	$101.03	$79.23	$119.11	$134.75	$139.23
Peer Group	$100.00	$122.64	$104.49	$133.67	$174.93	$159.10

(1)
Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Exchange Act, this Performance Graph shall not be incorporated by reference in any such filings.

PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information regarding the beneficial ownership of voting securities of the Company as of March 24, 2006 by (i) each person known by the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, (ii) each of the directors and Named Executive Officers of the Company, and (iii) all executive officers and directors of the Company as a group.

	Amount and Nature of Beneficial Ownership of Ordinary Common Stock(1)		Percent(2)	Amount and Nature of Beneficial Ownership of Class A Common Stock(1)	Percent
Babson Capital Management LLC One Memorial Drive Cambridge, MA 02142	1,127,359		14.7%	—	—
Dimensional Fund Advisors Inc. 1299 Ocean Avenue, Ste 650-11th Floor Santa Monica, CA 90401	660,500	(3)	8.6%	—	—
David M. Silfen 717 Fifth Avenue, 19th Floor New York, NY 10022	543,300		7.1%	—	—
Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	415,500		5.4%	—	—
American International Group, Inc. 70 Pine Street New York, NY 10270	412,079		5.4%	—	—
Bank of America Corp 100 North Tryon Street Charlotte, NC 28255	408,529		5.3%	—	—
Steven Heinemann c/o First New York Securities LLC 850 Third Avenue, 17th floor New York, NY 10022	402,000	(4)	5.2%	—	—
Directors
A. Clinton Allen	13,000	(5)	**	—	—
Rudolph K. Kluiber	15,000	(6)	**	—	—
Kyle R. Kirkland	189,354	(7)(8)	2.4%	226,948	47.5%
Peter McMillan	13,000	(9)	**	—	—
Dana D. Messina	333,321	(7)(10)	4.3%	251,004	52.5%
Bruce A. Stevens	144,273	(11)	1.9%	—	—
John M. Stoner, Jr	37,500	(12)	**	—	—
Other Executive Officers
Dennis M. Hanson	84,400	(13)	1.1%	—	—
Thomas Kurrer	66,601	(14)	**	—	—
All directors and executive officers as a group (9 persons)	895,318	(7)(15)	11.6%	477,952	100.0%

**
Less than 1 percent.

(1)
Each share of Ordinary Common Stock has one vote. Each share of Class A Common Stock has 98 votes.

(2)
For purposes of determining beneficial ownership, owners of options exercisable within sixty days of March 24, 2006 are considered the beneficial owners of the shares of Ordinary Common Stock for which such options are exercisable, and the reporting herein is based on the assumption (as provided in the applicable rules of the SEC) that only the person or persons whose ownership is being reported will exercise such options for Ordinary Common Stock. As of March 24, 2006, there were 7,690,858 shares of Ordinary Common Stock issued and outstanding, less treasury stock.

(3)
Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of the Company described herein that are owned by the funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported herein are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. In addition, the filing of a Schedule 13G shall not be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by such Schedule 13G for any other purposes than Section 13(d) of the Securities Exchange Act of 1934.

(4)
Includes shares owned by First New York Securities LLC as to which Mr. Heinemann may be deemed to share dispositive power.

(5)
Includes 13,000 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next sixty days.

(6)
Includes 13,000 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next sixty days.

(7)
Includes 1,131 shares Ordinary Common Stock owned by Kirkland Messina, Inc, which may be deemed to be beneficially owned by both Kyle R. Kirkland and Dana D. Messina. While Messrs. Kirkland and Messina may constitute a "group" for purposes of the Securities Exchange Act of 1934, as amended, they each disclaim beneficial ownership of all shares of Ordinary Common Stock and Class A Common Stock held by the other person.

(8)
Includes 74,023 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next sixty days.

(9)
Includes 13,000 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next sixty days.

(10)
Includes 115,750 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next sixty days.

(11)
Includes 58,000 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next sixty days.

(12)
Includes 36,000 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next sixty days.

(13)
Includes 40,500 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next sixty days.

(14)
Includes 24,000 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next sixty days.

(15)
Includes 387,273 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next sixty days.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who own more than 10% of the Company's Ordinary Common Stock to file reports of ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and 10% stockholders are required by the SEC to furnish the Company with copies of all Forms 3, 4 and 5 they file.

        Based solely on the Company's review of the copies of such forms it has received, the Company believes that all its executive officers, directors and greater than 10% beneficial owners complied with all the filing requirements applicable to them with respect to transactions during fiscal 2005.

PROPOSAL TO APPROVE AND ADOPT THE 2006 STOCK COMPENSATION PLAN

THE COMPANY'S 2006 STOCK COMPENSATION PLAN

        We are asking our stockholders to approve the Steinway Musical Instruments, Inc. 2006 Stock Compensation Plan (the "2006 Stock Plan") so that the Company may continue to attract and retain talented employees necessary for its continued growth and success. On March 30, 2006, the Board of Directors of the Company (the "Board") adopted the 2006 Stock Plan, subject to approval by the Company's stockholders at the Annual Meeting. The 2006 Stock Plan is integral to the Company's compensation strategies and programs for directors, employees and independent contractors. The Board believes that the 2006 Stock Plan will provide the flexibility the Company needs to keep pace with its competitors and effectively recruit, motivate, and retain the caliber of employees and directors essential for the Company's success.

        The 2006 Stock Plan provides for grants of stock options, stock appreciation rights ("SARs"), restricted stock, restricted stock units, and other stock awards (collectively, the "Awards"). Stockholder approval of the 2006 Stock Plan, among other things, is intended to: (i) comply with applicable securities law requirements, (ii) permit the performance-based awards discussed below to qualify for deductibility under Section 162(m) of the Internal Revenue Code; and (iii) allow for the issuance of "incentive stock options" described below. Individuals eligible to receive Awards under the 2006 Stock Plan include employees, directors, and independent contractors of the Company and its subsidiaries and other entities controlled by the Company ("affiliates"). However, incentive stock options may be granted only to an employee of the Company or a subsidiary of the Company.

Description of the 2006 Stock Plan

        The following is a summary of certain principal features of the 2006 Stock Plan. This summary is qualified in its entirety by reference to the complete text of the 2006 Stock Plan, which is attached to this Proxy Statement as Appendix A. Stockholders are urged to read the actual text of the 2006 Stock Plan in its entirety.

Purpose

        The purpose of the 2006 Stock Plan is to further the growth and profitability of the Company by increasing incentives and encouraging ownership of shares of the Company's common stock ("Shares") by the Company's employees, independent contractors and directors. The 2006 Stock Plan provides a means through which the Company and its subsidiaries and affiliates may attract key personnel (collectively, the "Participants") to enter into and remain in the employ of the Company and its subsidiaries and affiliates, as well as to provide a means whereby those key persons upon whom the responsibilities of the successful administration and management of the Company rest, can acquire and maintain ownership of Shares, thereby strengthening their commitment to the success of the Company and promoting the mutuality of interests between Participants and the Company's stockholders.

Eligibility

        The persons eligible to receive Awards under the 2006 Stock Plan are the directors, employees and independent contractors of the Company and any its subsidiaries and affiliates who are designated by the Committee. As of the Record Date, there are approximately 2,400 employees and three independent directors. Persons receiving Awards will enter into individual Award Agreements with the Company that contain the terms and conditions of the Award established by the Committee.

Administration

        The 2006 Stock Plan will be administered by the Option Committee of the Board (the "Committee"). References to the Committee shall refer to the Board if the Option Committee ceases to exist and the Board does not appoint a successor Committee. It is intended that each member of the Committee will qualify as a "non-employee director" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, an "outside director" for purposes of Section 162(m) of the Code and an "independent director" under the rules of any national securities exchange or national securities association, as applicable. The initial Committee will be the Option Committee of the Board. Subject to the terms of the 2006 Stock Plan, the Committee is authorized to select persons eligible to receive Awards and to determine the form, amount, timing and other terms of the Awards to be granted. The Committee may delegate to one or more members of the Board or to officers of the Company its authorities regarding awards to individuals not subject to Section 16 of the Securities Exchange Act of 1934 or Section 162(m) of the Internal Revenue Code. The Committee is authorized to interpret the 2006 Stock Plan and any Award Agreements issued under the Plan, to adopt such rules and procedures as it may deem necessary or advisable for the administration of the 2006 Stock Plan, to interpret and amend any of such rules or procedures and to make all other decisions and determinations required pursuant to the Plan or any Award Agreement or as the Committee deems necessary or advisable to administer the Plan. The Committee's determinations under the 2006 Stock Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any employee of the Company or any of its subsidiaries or affiliates, the Company's registered public accounting firm or any executive compensation consultant or other professional retained by the Company to assist in the administration of the 2006 Stock Plan.

Shares Available under the 2006 Stock Plan

        Subject to adjustment as described below under the heading "Changes in Capital Structure," the maximum number of Shares that will be available for the grant of Awards under the 2006 Stock Plan will be 1,000,000 Shares.

        The Shares awarded or acquired upon the exercise of Awards under the 2006 Stock Plan may be authorized but unissued Shares, authorized and issued Shares reacquired and held as treasury Shares, or any combination thereof. If any Award granted under the 2006 Stock Plan should expire, terminate, or be forfeited or canceled, the Shares subject thereto shall be released and shall again be available for the grant of new Awards under the 2006 Stock Plan. To the extent permitted by applicable law or exchange rules, Shares issued in assumption of, or in substitution for, any outstanding Awards of any entity acquired in any form of combination by the Company or any of its subsidiaries or affiliates will not be counted against the Shares available for issuance under the 2006 Stock Plan.

        Subject to adjustment as described below under the heading "Changes in Capital Structure," the number of Shares with respect to which Awards (other than restricted stock, restricted stock units and other stock awards that are not subject to the achievement of performance goals established by the Committee in accordance with Section 162(m) of the Code) may be made during any year to any person may not exceed 1,500,000 Shares.

        The closing price of Shares of the Company's stock on April 13, 2006 was $33.49.

Term of the 2006 Stock Plan

        Unless earlier terminated by the Board, as described below under the heading "Amendment and Termination," the 2006 Stock Plan will terminate ten years after adoption by the Board, and no further Awards may be granted under the 2006 Stock Plan after that date. The termination (or early termination) of the 2006 Stock Plan will not affect any Awards granted prior to the termination (or early termination) of the 2006 Stock Plan.

Stock Options

        The Committee is authorized to grant stock options, including both incentive stock options under Section 422 of the Code ("ISO"), which can result in potentially favorable tax treatment to the Participant, and non-qualified stock options. The exercise price per Share subject to an option is determined by the Committee, but must not be less than 100% of the fair market value of a Share on the date of grant; provided, however, that with respect to a Participant that owns stock representing more than 10% of the voting power of all class of stock of the Company, the exercise price per share subject to an ISO shall not be less than 110% of the fair market value of a Share on the date of grant. For purposes of the 2006 Stock Plan, the term "fair market value" shall mean, except as otherwise specified in a particular Award agreement, (i) while the Shares are traded on an established national or regional securities exchange, the closing transaction price of such Shares as reported by the principal exchange on which such Shares are traded on the date as of which such value is being determined or, if there is no reported transaction for such date, on the next preceding date for which a transaction was reported, (ii) if the Shares are not traded on an established national or regional securities exchange, the average of the bid and ask prices for such a Share as reported by NASDAQ or a successor quotation system. However, if "fair market value" cannot be determined under clause (i) or clause (ii) above, or if the Committee determines in its sole discretion that the Shares are too thinly traded for "fair market value" to be determined pursuant to clause (i) or clause (ii), "fair market value" shall be the value determined by the Committee, in its sole discretion, on a good faith basis.

        The maximum term of each option, the times at which each option will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally will be established by the Committee in the individual Award Agreements, except that no ISO may have a term exceeding 10 years and no ISO granted to a Participant who owns stock representing more than 10% of the voting power of all class of stock of the Company may have a term exceeding 5 years. Options may be exercised by payment of the exercise price in cash or, in the discretion of the Committee, either (i) by tendering previously acquired Shares which have been held by the holder of the option for at least six months having an aggregate fair market value at the time of exercise equal to the aggregate exercise price of the Shares with respect to which the option is to be exercised, or (ii) by any other means that the Committee, in its sole discretion, determines to both provide legal consideration for the Shares and to be consistent with the purposes of the 2006 Stock Plan.

SARs

        The Committee is authorized to grant SARs entitling the Participant to receive the amount by which the fair market value of a Share on the date of exercise exceeds the grant price of the SAR. The grant price of a SAR is determined by the Committee but must not be less than 100% of the fair market value of a Share on the date of grant. SARs may be granted by themselves or in tandem with grants of stock options. The maximum term of each SAR, the times at which each SAR will be exercisable, and the provisions requiring forfeiture of unexercised SARs at or following termination of employment generally are established by the Committee in the individual Award Agreements, except that each SAR shall terminate no later than the tenth anniversary of the date of grant and no SAR granted in tandem with an option may have a term exceeding the term of the related option. SARs may be exercised by (i) delivery of a written notice of exercise, (ii) in the case of a tandem SAR, by surrendering any options which would be canceled by reason of the exercise of such SAR, or (iii) by executing such documents as the Company may reasonably request. Payment of the amount by which the fair market value of each SAR exercised exceeds the grant price shall be made, as determined by the Committee in its discretion, in cash, Shares, or a combination thereof, as set forth in the individual Award Agreement.

Restricted Stock

        The Committee is authorized to grant awards of restricted stock. A grant of restricted stock is an Award of Shares which may not be sold or disposed of prior to the end of a restricted period specified by the Committee. The Committee may set additional restrictions on restricted stock as it may deem advisable or appropriate in the individual Award Agreements. A Participant who has been granted restricted stock generally has the right to vote the Shares, unless otherwise provided in the Award Agreement. During the restricted period, Participants holding Shares of restricted stock are entitled to receive all dividends and other distributions paid with respect to such Shares, unless otherwise provided in the Award Agreement. However, dividends and other distributions with respect to restricted stock that are paid in Shares will be held by the Company subject to the same restrictions that apply to the restricted Shares.

Performance-Based Awards

        The Committee may make Awards that are subject to the achievement of performance goals as may be determined by the Committee and specified in the relevant Award Agreement to covered employees, as defined below. Awards contingent on performance goals granted to persons whom the Committee expects will, for the year in which a deduction arises, be "covered employees" will, if and to the extent intended by the Committee, be subject to provisions that should qualify such Awards as "performance-based compensation" not subject to the limitation on tax deductibility by the Company under Section 162(m) of the Code. For purposes of Section 162(m) of the Code, the term "covered employee" means the Company's chief executive officer and each other person whose compensation is required to be disclosed in the Company's filings with the SEC by reason of that person being among the four highest compensated officers of the Company on the last day of a taxable year.

        No later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service, the Committee shall, in writing, (i) designate one or more covered employees, (ii) select the performance criteria applicable to the performance period, (iii) establish the performance goals, and amounts of such Awards, as applicable, which may be earned for such performance period, and (iv) specify the relationship between the performance criteria and the performance goals and the amounts of such Awards, as applicable, to be earned by each covered employee for such performance period. The performance goals may be based on such factors including but not limited to: (a) revenue, (b) earnings per Share, (c) net income per Share, (d) Share price, (e) pre-tax profits, (f) net earnings, (g) net income, (h) operating income, (i) cash flow, (j) earnings before interest, taxes, depreciation and amortization, (k) sales, (l) total stockholder return relative to assets, (m) total stockholder return relative to peers, (n) financial returns (including, without limitation, return on assets, return on equity and return on investment), (o) cost reduction targets, (p) customer satisfaction, (q) customer growth, (r) employee satisfaction, (s) gross margin, (t) revenue growth, or (u) any combination of the foregoing, or such other criteria as the Committee may determine. The Committee may determine performance goals in respect of the performance of the Company, any of its subsidiaries or affiliates or any combination thereof on either a consolidated, business unit or divisional level. Performance goals may be absolute or relative and may be expressed in terms of a progression within a specified range.

Other Stock Awards

        The Committee is authorized to grant other types of Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to the Shares on such terms and conditions as may be established by the Committee in the relevant Award Agreement.

Tax Withholding; Other Terms of Awards

        The Committee or the Board may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any Shares to be distributed will be withheld (or previously acquired Shares or other property be surrendered by the Participant) to satisfy withholding and other tax obligations. Awards granted under the 2006 Stock Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that a Participant may, unless otherwise specified in a particular Award agreement, transfer, without consideration, Awards other than ISOs to such Participant's "immediate family" as defined in the Plan.

Changes in Capital Structure

        In the event that the Board determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, change of control or exchange of Shares or other securities of the Company, or other corporate transaction or event (each a "Corporate Event") affects the Shares such that an adjustment is determined by the Board, in its sole discretion, to be necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the 2006 Stock Plan, the Board may, in such manner as it in good faith deems equitable, adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the exercise price with respect to any Award, or make provision for an immediate cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award.

        If the Company enters into or is involved in any Corporate Event, the Board may, prior to such Corporate Event and effective upon such Corporate Event, take such action as it deems appropriate, including, but not limited to, replacing Awards with substitute awards in respect of the Shares, other securities or other property of the surviving corporation or any affiliate of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Awards granted hereunder as of the date of the consummation of the Corporate Event.

Amendment and Termination

        The Board may amend, suspend, or terminate the 2006 Stock Plan or any part thereof, at any time and for any reason, subject to stockholder approval required by applicable law, rule or regulation, including Sections 162(m) and 422 of the Code and the rules of the New York Stock Exchange. Thus, stockholder approval may not necessarily be required for every amendment to the 2006 Stock Plan which might increase the cost of the 2006 Stock Plan. In addition, the Board may amend the Plan and any Award Agreement, including, without limitation, retroactive amendments, without shareholder approval as necessary to avoid the imposition of any taxes under Section 409A of the Code.

U.S. Tax Aspects

        The following is a brief description of the federal income tax consequences generally arising with respect to Awards of options under the 2006 Stock Plan.

        The grant of an option gives rise to no tax consequences for the Participant or the Company. The exercise of an option has different tax consequences depending on whether the option is an ISO or a non-qualified option. Upon exercising an ISO, the Participant recognizes no income for regular income tax purposes, but the option spread is taken into account in computing liability for the alternative minimum tax. On exercising a non-qualified option, the Participant recognizes ordinary income equal to the excess, on the date of exercise, of the fair market value of the Shares acquired on exercise of the option over the exercise price.

        The disposition of Shares acquired on exercise of an option may have different tax consequences depending on whether the option is an ISO or a non-qualified option and the timing of the disposition. On a disposition of Shares acquired on exercise of an ISO before the Participant has held those Shares for at least two years from the date the option was granted and at least one year from the date the option was exercised (the "ISO holding periods"), the Participant recognizes ordinary income equal to the lesser of (i) the excess of the fair market value of the Shares on the date of exercise of the ISO over the exercise price and (ii) the excess of the amount realized on the disposition of those Shares over the exercise price. On a disposition of Shares acquired on the exercise of a non-qualified option or on exercise of an ISO when the ISO holding periods have been met, the Participant will recognize capital gain or loss equal to the difference between the sales price and the Participant's tax basis in the Shares. That gain or loss will be long-term if the Shares have been held for more than one year as of the date of disposition. The Participant's tax basis in the Shares generally will be equal to the exercise price of the option plus the amount of any ordinary income recognized in connection with the option.

        Section 409A of the Code provides that participants in certain "deferred compensation" arrangements will be subject to immediate taxation and, among other penalties, will be required to pay an additional 20% tax on the value of vested deferred compensation if the requirements of Section 409A are not satisfied. Options may be considered "deferred compensation" for purposes of Section 409A unless certain requirements are met. The Company expects that options granted under the 2006 Stock Plan will meet these requirements and will thus not be subject to Code Section 409A, but no assurances to this effect can be given.

        The Company generally will be entitled to a tax deduction equal to the amount that the Participant recognizes as ordinary income in connection with an option. The Company is not entitled to a tax deduction relating to any amount that constitutes a capital gain for a Participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the Participant holds the Shares for the ISO holding periods prior to disposing of the Shares.

        Section 162(m) of the Code generally disallows a public company's tax deduction for compensation in excess of $1.0 million paid in any taxable year to the Company's chief executive officer or any of its other four highest compensated officers (a "covered employee"). Compensation that qualifies as "performance-based compensation," however, is excluded from the $1.0 million deductibility cap. The Company intends that options and certain other Awards granted to employees whom the Committee expects to be covered employees at the time a deduction arises in connection with the Awards qualify as "performance-based compensation" so that deductions with respect to options and such other Awards will not be subject to the $1.0 million cap under Section 162(m) of the Code. Future changes in Section 162(m) of the Code or the regulations thereunder may adversely affect the ability of the Company to ensure that options or other Awards under the 2006 Stock Plan will qualify as "performance based compensation" so that deductions are not limited by Section 162(m) of the Code.

        Section 280G of the Code provides special rules in the case of golden parachute payments. Those rules could apply if, on a change in control of the Company, the acceleration of options or other Awards held by a Participant who is an officer, director or highly-compensated individual with respect to the Company, and any other compensation paid to the Participant that is contingent on a change in control of the Company and have a present value of at least three times the Participant's average annual compensation from the Company over the prior five years (the "average compensation"). In that event, the contingent compensation that exceeds the Participant's average compensation, adjusted to take account of any portion thereof shown to be reasonable compensation, is not deductible by the Company and is subject to a nondeductible 20% excise tax, in addition to regular income tax, in the hands of the Participant.

        The foregoing discussion, which is general in nature and is not intended to be a complete description of the federal income tax consequences of the 2006 Stock Plan, is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to Participants in the 2006 Stock Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the 2006 Stock Plan should consult a tax adviser as to the tax consequences of participation.

New Plan Benefits

        The Company believes that Awards granted under the 2006 Stock Plan will be granted primarily to those persons who possess a capacity to contribute significantly to the successful performance of the Company. No determinations have been made as to the types or amounts of Awards that will be granted to specific individuals under the 2006 Stock Plan. Because persons to whom Awards may be made are to be determined from time to time by the Committee in its discretion, it is not possible at this time to indicate the precise number, names or positions of persons who will hereafter receive Awards under the 2006 Stock Plan or the nature and terms of such Awards. Similarly, it is not possible to determine the benefits or amounts that would have been received by or allocated to such persons in 2005 if the 2006 Stock Plan had been in effect during 2005. See the Summary Compensation Table above for information on prior equity awards granted to named executive officers.

        THE BOARD OF DIRECTORS RECOMMENDS, ON THE ADVICE OF THE OPTION COMMITTEE, THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE 2006 STOCK COMPENSATION PLAN.

        Unless a contrary indication is made on the enclosed proxy card, it is the intention of the persons named in the enclosed form of proxy to vote FOR the approval and adoption of the 2006 Stock Compensation Plan.

PROPOSAL TO APPROVE AND ADOPT THE 2006 EMPLOYEE STOCK PURCHASE PLAN

THE COMPANY'S 2006 EMPLOYEE STOCK PURCHASE PLAN

        We are asking our stockholders to approve the Steinway Musical Instruments, Inc. 2006 Employee Stock Purchase Plan (the "ESPP") so that we may continue to attract and retain talented employees necessary for our continued growth and success. On March 30, 2006, the Board of Directors (the "Board") adopted the ESPP, subject to approval from our stockholders at the 2006 annual meeting. The Board has authorized an aggregate of 400,000 shares of common stock of Steinway Musical Instruments, Inc. ("Common Stock") for issuance under the ESPP.

        The ESPP provides eligible employees of the Company with the opportunity to purchase shares of Common Stock through payroll deductions. The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 the Internal Revenue Code.

        The ESPP requires the vote of a majority of the shares that are present in person or by proxy and entitled to vote at the annual meeting.

Description of the ESPP

        The following paragraphs provide a summary of the principal features of the ESPP and its operation. The ESPP is set forth in its entirety as Appendix B to this Proxy Statement. The following summary is qualified in its entirety by reference to Appendix B.

Purpose

        The purposes of the ESPP are (1) to provide an incentive for eligible employees to continue devoting their best efforts to the success of the Company and (2) to afford such employees an opportunity to obtain a proprietary interest in the continued growth and prosperity of the Company through ownership of its common stock acquired in a convenient fashion.

Eligibility

        Most employees of the Company are eligible to participate in the ESPP. However, an employee is not eligible if he or she (1) has been employed with the Company for less than one year; (2) immediately after a grant under the ESPP, would possess 5% or more of the voting power or value of all classes of stock of the Company; (3) customarily works 20 hours or less per week; (4) customarily is employed by the Company for not more than five months in any calendar year; or (5) is a highly compensated employee who is a member of the Board.

Administration

        The Compensation Committee of the Board (the "Compensation Committee") administers the ESPP. The members of the Compensation Committee serve at the request of the Board. Subject to the terms of the ESPP, the Compensation Committee has authority to make such uniform rules as may be necessary to carry out the provisions of the ESPP. The Compensation Committee shall determine any questions arising in the administration, interpretation and application of the ESPP, and all such determinations shall be conclusive and binding on all parties.

Shares Available under the ESPP

        Subject to stockholder approval at the 2006 annual meeting, a maximum of 400,000 shares of Common Stock will be available for issuance pursuant to the ESPP. In the event of any change in the shares of the Company by reason of stock dividends, split-ups, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares and the like, the aggregate number and class of shares available under the ESPP and the number and class of shares under option but not yet issued under the ESPP shall be adjusted appropriately; provided, however, that no adjustment shall be made which would result in a modification of the options granted under the ESPP and thus disqualify the ESPP as an employer stock purchase plan under the provisions of Section 423 of the Code.

Enrollment and Contributions

        Eligible employees voluntarily elect whether or not to enroll in the ESPP. Employees join for a purchase period of twelve months; provided, however, that an employee may cancel his or her enrollment at any time (subject to the ESPP's rules).

        Employees contribute to the ESPP through payroll deductions. Participating employees generally may contribute any whole percentage from 1% to 5% of their eligible compensation through after-tax payroll deductions.

Purchase of Shares

        On the first day of the purchase period, the Company shall determine the Offering Price (85% of the fair market value of the Common Stock on the last day of the purchase period). As of the last day of the twelve-month purchase period, the Company shall determine the Alternative Offering Price (85% of the fair market value of the Common Stock on the last day of the purchase period). The number of whole shares purchased by the employee shall be determined by dividing the amount accumulated in his or her account by payroll deductions during the purchase period by the lower of either Offering Price or the Alternative Offering Price, rounded down to a whole number of shares. As soon as practical thereafter, certificates for the number of whole shares purchased by each employee shall be issued to him or her.

Termination of Participation

        Participation in the ESPP terminates when a participating employee's employment with the Company or its participating subsidiaries ceases for any reason other than death, disability or retirement, the employee withdraws from the ESPP in accordance with its terms, or the Company terminates or amends the ESPP such that the employee no longer is eligible to participate.

Number of Shares Purchased by Certain Individuals and Groups

        Given that the number of shares of Common Stock that may be purchased under the ESPP is determined, in part, by the share's market value on the applicable Enrollment Date and Purchase Date and given that participation in the ESPP is voluntary on the part of eligible employees, the actual number of shares that may be purchased by any individual is not determinable.

Amendment and Termination

        The Board generally may amend or terminate the ESPP at any time and for any reason. However, as required by Section 422 of the Internal Revenue Code (the "Code"), Section 162(m) of the Code and the rules of the New York Stock Exchange, the Company's stockholders must approve certain material amendments. However, the Board may amend the ESPP, including without limitation retroactive amendments, without stockholder approval as necessary to avoid the imposition of taxes under Section 409A of the Code.

U.S. Tax Aspects

        Based on management's understanding of current U.S. federal income tax laws, the tax consequences of the purchase of shares of Common Stock under the ESPP are briefly described below. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular participant. We advise all participants to consult their own tax advisors concerning the tax implications of shares purchased under the ESPP.

        An employee will not have taxable income when the shares of Common Stock are purchased for him or her, but the employee generally will have taxable income when the employee sells or otherwise disposes of Common Stock purchased through the ESPP.

        For shares that the employee does not dispose of until more than 24 months after the applicable Enrollment Date and more than 12 months after the applicable Purchase Date (the "holding period"), gain up to the amount of the discount (if any) from the market value of the shares on the Enrollment Date is taxed as ordinary income. Any additional gain above that amount is taxed at long-term capital gain rates. If, after the holding period, the employee disposes of the shares for less than the purchase price, the difference is a long-term capital loss. Shares sold within the holding period are taxed at ordinary income rates on the amount of discount received from the shares' market value on the Purchase Date. Any additional gain (or loss) is taxed to the employee as long-term or short-term capital gain (or loss). The Purchase Date begins the period for determining whether the gain (or loss) is short-term or long-term.

        The Company generally may deduct for federal income tax purposes an amount equal to the ordinary income an employee must recognize when he or she disposes of shares purchased under the ESPP within the holding period. The Company may not deduct any amount for shares disposed of after the holding period.

        THE BOARD OF DIRECTORS RECOMMENDS, ON THE ADVICE OF THE OPTION COMMITTEE, THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE 2006 EMPLOYEE STOCK PURCHASE PLAN.

        Unless a contrary indication is made on the enclosed proxy card, it is the intention of the persons named in the enclosed form of proxy to vote FOR the approval and adoption of the 2006 Employee Stock Purchase Plan.

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors has selected Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm to audit the financial statements and management's annual report on internal controls over financial reporting of the Company for 2006. Deloitte & Touche LLP has served as the Company's public accounting firm since 1993. Representatives of Deloitte & Touche LLP will attend the Annual Meeting, will be given an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions.

        THE BOARD OF DIRECTORS RECOMMENDS, ON THE ADVICE OF ITS AUDIT COMMITTEE, THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006.

        Unless a contrary indication is made on the enclosed proxy card, it is the intention of the persons named in the enclosed form of proxy to vote FOR the selected accountants.

OTHER MATTERS

        The Board of Directors is not aware of any other matters to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons named in the proxy will vote the proxies according to their best judgment.

STOCKHOLDER PROPOSALS

        Stockholder proposals, if any, which may be considered for inclusion in the Company's proxy materials for the 2007 Annual Stockholders Meeting must be received by the Company at its offices at 800 South Street, Suite 305, Waltham, Massachusetts 02453 not later than December 22, 2006.

ANNUAL REPORT

        The Annual Report to Stockholders for 2005 accompanies this Proxy Statement. Stockholders may obtain a copy of this report without charge by writing to Steinway Musical Instruments, Inc., 800 South Street, Suite 305, Waltham, Massachusetts 02453, Attn: Corporate Communications, telephone number (781) 894-9770.

Appendix A

STEINWAY MUSICAL INSTRUMENTS, INC.
2006 STOCK COMPENSATION PLAN

ARTICLE 1

EFFECTIVE DATE AND PURPOSE

        1.1.    Effective Date.    The Plan shall be known as the "Steinway Musical Instruments, Inc. 2006 Stock Compensation Plan" and shall be effective as of August 1, 2006 (the "Effective Date"), subject to the approval of the Plan by the shareholders of Steinway Musical Instruments, Inc. (the "Company") within 12 months of the Effective Date in accordance with Sections 162(m) and 422 of the Code and the rules of the New York Stock Exchange. Any awards made prior to such approval shall not vest or become exercisable and any applicable restrictions shall not lapse, in each case as applicable, prior to the time when the Plan is so approved.

        1.2.    Purpose of the Plan.    The purpose of the Plan is to further and promote the interests of the Company, its Subsidiaries and its stockholders by enabling the Company and its Subsidiaries to attract, retain and motivate directors, employees, consultants and advisors or those who will become directors, employees, consultants or advisors to the Company, and to align the interests of those individuals and the Company's stockholders. The Plan is intended to permit the grant of Awards that constitute Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock Awards.

ARTICLE 2

DEFINITIONS

        The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

          "1934 Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

          "Affiliate" means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlled by, in control of, or under common control with, the Company.

          "Award" means, individually or collectively, a grant under the Plan of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock Awards.

          "Award Agreement" means the written agreement setting forth the terms and conditions applicable to an Award.

          "Base Price" means the price at which a SAR may be exercised with respect to a Share.

          "Board" means the Company's Board of Directors, as constituted from time to time.

          "Change in Control" of the Company means that Kyle R. Kirkland and Dana D. Messina collectively do not have, directly or indirectly, voting control of at least 50% of the voting securities of the Company, or any successor thereto, entitled to vote generally in the election of directors.

          "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation or other guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

          "Committee" means the committee of the Board described in Article 3.

          "Covered Employee" means an Employee who is, or could be, a "covered employee" within the meaning of Section 162(m) of the Code.

          "Employee" means an employee of the Company, a Subsidiary, or an Affiliate (each an "Employer") designated by the Board or the Committee.

          "Exercise Price" means the price at which a Share subject to an Option may be purchased upon the exercise of the Option.

          "Fair Market Value" means, except as otherwise specified in a particular Award Agreement, (a) while the Shares are traded on an established national or regional securities exchange, the closing transaction price of such a Share as reported by the principal exchange on which such Shares are traded on the date as of which such value is being determined or, if there were no reported transaction for such date, on the next preceding date for which a transaction was reported, (b) if the Shares are not traded on an established national or regional securities exchange, the average of the bid and ask prices for such a Share as reported by NASDAQ or a successor quotation system, or (c) if Fair Market Value cannot be determined under clause (a) or clause (b) above, or if the Committee determines in its sole discretion that the Shares are too thinly traded for Fair Market Value to be determined pursuant to clause (a) or clause (b), the value as determined by the Committee, in its sole discretion, on a good faith basis.

          "Grant Date" means the date that the Award is granted.

          "Immediate Family" means the Participant's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half-brothers and half-sisters), in-laws, and all such relationships arising because of legal adoption.

          "Incentive Stock Option" means an Option that is designated as an Incentive Stock Option and is intended by the Committee to meet the requirements of Section 422 of the Code.

          "Independent Contractor" means a person, including, without limitation, a consultant, engaged by the Company for a specific task, study or project who is not an Employee.

          "Member of the Board" means an individual who is a member of the Board or of the board of directors of a Subsidiary or an Affiliate.

          "Non-Qualified Stock Option" means an Option that is not an Incentive Stock Option.

          "Option" means an option to purchase Shares granted pursuant to Article 5.

          "Other Stock Award" means an Award granted pursuant to Article 8 to receive Shares on the terms specified in any applicable Award Agreement.

          "Participant" means an Employee, Independent Contractor or Member of the Board with respect to whom an Award has been granted and remains outstanding.

          "Performance Criteria" means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders' equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

          "Performance Goals" means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

          "Performance Period" means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

          "Period of Restriction" means the period during which Restricted Stock or an RSU is subject to forfeiture and/or restrictions on transferability.

          "Plan" means this Steinway Musical Instruments, Inc. 2006 Stock Compensation Plan, as set forth in this instrument and as hereafter amended from time to time.

          "Restricted Stock" means a Stock Award granted pursuant to Article 6 under which the Shares are subject to forfeiture upon such terms and conditions as specified in the relevant Award Agreement.

          "Qualified Performance-Based Compensation" means any compensation awarded in accordance with Article IX that is intended to qualify as "qualified performance-based compensation" as described in Section 162(m) of the Code.

          "Restricted Stock Unit" or "RSU" means a Stock Award granted pursuant to Article 6 subject to a period or periods of time after which the Participant will receive Shares if the conditions contained in such Stock Award have been met.

          "Rule 16b-3" means Rule 16b-3 promulgated under the 1934 Act, as amended, and any future regulation amending, supplementing or superseding such regulation.

          "Share" means the Company's common stock, par value $0.001 per share or any security issued by the Company or any successor in exchange or in substitution therefor.

          "Stock Appreciation Right" or "SAR" means an Award granted pursuant to Article 7, granted alone or in tandem with a related Option which is designated by the Committee as an SAR.

          "Stock Award" means an Award of Restricted Stock or an RSU pursuant to Article 6.

          "Subsidiary(ies)" means any corporation (other than the Company) in an unbroken chain of corporations, including and beginning with the Company, if each of such corporations, other than the last corporation in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock in one of the other corporations in such chain.

          "Ten Percent Holder" means an Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) who, at the time an Option is granted, owns stock representing more than ten percent of the voting power of all classes of stock of the Company.

ARTICLE 3

ADMINISTRATION

        3.1.    The Committee.    The Plan shall be administered by the Option Committee of the Board. It is intended that each member of the Committee shall qualify as (a) a "non-employee director" under Rule 16b-3, (b) an "outside director" under Section 162(m) of the Code and (c) an "independent director" under the applicable rules of any national securities exchange or national securities association. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

        Reference to the Committee shall refer to the Board if the Option Committee ceases to exist and the Board does not appoint a successor Committee.

        3.2.    Authority and Action of the Committee.    It shall be the duty of the Committee to administer the Plan in accordance with the Plan's provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees, Independent Contractors and Members of the Board shall be eligible to receive Awards and to grant Awards, (b) prescribe the form, amount, timing and other terms and conditions of each Award, (c) interpret the Plan and the Award Agreements, (d) adopt such procedures as it deems necessary or appropriate to permit participation in the Plan by eligible Employees, Independent Contractors and Members of the Board, (e) adopt such rules as it deems necessary or appropriate for the administration, interpretation and application of the Plan, (f) interpret, amend or revoke any such procedures or rules, (g) correct any technical defect(s) or technical omission(s), or reconcile any technical inconsistency(ies), in the Plan and/or any Award Agreement, (h) accelerate the vesting or payment of any Award, (i) extend the period during which an Option may be exercisable, and (j) make all other decisions and determinations that may be required pursuant to the Plan and/or any Award Agreement or as the Committee deems necessary or advisable to administer the Plan.

        The acts of the Committee shall be either (a) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (b) acts approved in writing by all of the members of the Committee without a meeting. A majority of the Committee shall constitute a quorum. The Committee's determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any Employee of the Company or any of its Subsidiaries or Affiliates, the Company's independent certified public accountants or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

        The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of Award Agreements or other written agreements and/or other instruments in such form as is approved by the Committee.

        3.3.    Delegation by the Committee.    The Committee in its sole discretion and on such terms and conditions as it may provide may delegate all or any part of its authority and powers under the Plan to one or more Members of the Board of the Company and/or officers of the Company; provided, however, that the Committee may not delegate its authority or power with respect to (a) the selection for participation in this Plan of an officer or other person subject to Section 16 of the 1934 Act or decisions concerning the timing, pricing or amount of an Award to such an officer or person or (b) any Award that is intended to satisfy the requirements applicable to "qualified performance-based compensation" under Section 162(m) of the Code.

        3.4.    Decisions Binding.    All determinations, decisions and interpretations of the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan or any Award Agreement shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

ARTICLE 4

SHARES SUBJECT TO THE PLAN

        4.1.    Number of Shares.    Subject to adjustment as provided in Section 10.13, the number of Shares available for grants of Awards under the Plan shall be 1,000,000 Shares. Shares awarded under the Plan may be either authorized but unissued Shares, authorized and issued Shares reacquired (including Shares reacquired under any of the Prior Plans) and held as treasury Shares or a combination thereof. The payment of dividends or other distributions in Shares in conjunction with outstanding Awards shall not reduce the Shares available for grants of Awards under this Section 4.1. To the extent permitted by applicable law or exchange rules, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary or Affiliate shall not reduce the Shares available for grants of Awards under this Section 4.1.

        4.2    Limit on Individual Awards.    Subject to adjustment as provided in Section 10.13, the maximum number of Shares with respect to which (a) Options and SARs, (b) Restricted Stock, RSUs and Other Stock Awards that vest only if the Participant achieves Performance Goals established by the Committee in accordance with Section 162(m) of the Code or (c) any combination of (a) and (b), may be granted during any year to any person shall be 1,500,000 Shares.

        4.3.    Lapsed Awards.    To the extent that Shares subject to an outstanding Option (except to the extent Shares are issued or delivered by the Company in connection with the exercise of a tandem SAR) or other Award are not issued or delivered by reason of the expiration, cancellation, forfeiture or other termination of such Award, then such Shares shall again be available under this Plan.

ARTICLE 5

STOCK OPTIONS

        5.1.    Grant of Options.    Subject to the provisions of the Plan, Options may be granted to Participants at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion. An Award of Options may include Incentive Stock Options, Non-Qualified Stock Options or a combination thereof; provided, however, that an Incentive Stock Option may only be granted to an Employee of the Company or a Subsidiary and no Incentive Stock Option shall be granted more than ten years after the earlier of (a) the date this Plan is adopted by the Board or (b) the date this Plan is approved by the Company's shareholders.

        5.2.    Award Agreement.    Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to the exercise of all or a portion of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement pertaining to an Option shall designate such Option as an Incentive Stock Option or a Non-Qualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value (determined as of the Grant Date) of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary as defined in Section 424 of the Code) exceeds $100,000, such Options shall constitute Non-Qualified Stock Options. For purposes of the preceding sentence, Incentive Stock Options shall be taken into account in the order in which they are granted.

        5.3.    Exercise Price.    Subject to the other provisions of this Section, the Exercise Price with respect to Shares subject to an Option shall be determined by the Committee in its sole discretion; provided, however, that the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; and provided further, that the Exercise Price with respect to an Incentive Stock Option granted to a Ten Percent Holder shall not be less than one hundred-ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

        5.4.    Expiration Dates.    Each Option shall terminate not later than the expiration date specified in the Award Agreement pertaining to such Option; provided, however, that the expiration date with respect to an Option shall not be later than the tenth anniversary of its Grant Date and the expiration date with respect to an Incentive Stock Option granted to a Ten Percent Holder shall not be later than the fifth anniversary of its Grant Date.

        5.5.    Exercisability of Options.    Subject to Section 5.4, Options granted under the Plan shall be exercisable at such times, and shall be subject to such restrictions and conditions, as the Committee shall determine in its sole discretion. The exercise of an Option is contingent upon payment by the Optionee of the amount sufficient to pay all taxes required to be withheld by any governmental agency. Such payment may be in any form approved by the Committee.

        5.6.    Method of Exercise.    Options shall be exercised by the Participant's delivery of a written notice of exercise to the Chief Financial Officer of the Company (or his or her designee) or such other person as may be designated from time to time by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Exercise Price with respect to each such Share and an amount sufficient to pay all taxes required to be withheld by any governmental agency. The Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares which have been held by the Optionee for at least six months having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price of the Shares with respect to which the Option is to be exercised, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares with respect to which the Option is exercised, the Company shall deliver to the Participant Share certificates (which may be in book entry form) for such Shares with respect to which the Option is exercised.

        5.7.    Restrictions on Share Transferability.    Incentive Stock Options are not transferable, except by will or the laws of descent. The Committee may impose such additional restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

ARTICLE 6

STOCK AWARDS

        6.1.    Grant of Stock Awards.    Subject to the provisions of the Plan, Stock Awards may be granted to such Participants at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion.

        6.2.    Stock Award Agreement.    Each Stock Award shall be evidenced by an Award Agreement that shall specify the number of Shares granted, the price, if any, to be paid for the Shares and the Period of Restriction applicable to a Restricted Stock Award or RSU Award and such other terms and conditions as the Committee, in its sole discretion, shall determine.

        6.3.    Transferability/Share Certificates.    Shares subject to an Award of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated during a Period of Restriction. During the Period of Restriction, a Restricted Stock Award may be registered in the holder's name or a nominee's name at the discretion of the Company and may bear a legend as described in Section 6.4.2. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent during the applicable Period of Restriction, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the Shares subject to the Restricted Stock Award in the event such Award is forfeited in whole or part.

        6.4.    Other Restrictions.    The Committee, in its sole discretion, may impose such other restrictions on Shares subject to an Award of Restricted Stock as it may deem advisable or appropriate.

        6.4.1.    General Restrictions.    The Committee may set restrictions based upon applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

        6.4.2.    Legend on Certificates.    The Committee, in its sole discretion, may legend the certificates representing Restricted Stock during the Period of Restriction to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend: "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Steinway Musical Instruments, Inc. 2006 Stock Compensation Plan (the "Plan"), and in a Restricted Stock Agreement (as defined by the Plan). A copy of the Plan and such Restricted Stock Agreement may be obtained from the Chief Financial Officer of Steinway Musical Instruments, Inc."

        6.5.    Removal of Restrictions.    Shares of Restricted Stock covered by a Restricted Stock Award made under the Plan shall be released from escrow as soon as practicable after the termination of the Period of Restriction and, subject to the Company's right to require payment of any taxes, a certificate or certificates evidencing ownership of the requisite number of Shares shall be delivered to the Participant.

        6.6.    Voting Rights.    During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

        6.7.    Dividends and Other Distributions.    During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

ARTICLE 7

STOCK APPRECIATION RIGHTS

        7.1.    Grant of SARs.    Subject to the provisions of the Plan, SARs may be granted to such Participants at such times, and subject to such terms and conditions, as shall be determined by the Committee in its sole discretion; provided, however, that any tandem SAR (i.e., a SAR granted in tandem with an Option) related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted.

        7.2.    Base Price and Other Terms.    The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. Without limiting the foregoing, the Base Price with respect to Shares subject to a tandem SAR shall be the same as the Exercise Price with respect to the Shares subject to the related Option.

        7.3.    SAR Agreement.    Each SAR grant shall be evidenced by an Award Agreement that shall specify the Base Price (which shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date), the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

        7.4.    Expiration Dates.    Each SAR shall terminate no later than the tenth anniversary of its Grant Date; provided, however, that the expiration date with respect to a tandem SAR shall not be later than the expiration date of the related Option.

        7.5.    Payment of SAR Amount.    Unless otherwise specified in the Award Agreement pertaining to a SAR, a SAR may be exercised (a) by the Participant's delivery of a written notice of exercise to the Chief Financial Officer of the Company (or his or her designee) or such other person as may be designated from time to time by the Committee setting forth the number of whole SARs which are being exercised, (b) in the case of a tandem SAR, by surrendering to the Company any Options which are cancelled by reason of the exercise of such SAR, and (c) by executing such documents as the Company may reasonably request. Except as otherwise provided in the relevant Award Agreement, upon exercise of a SAR, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the amount by which the Fair Market Value of a Share on the date of exercise exceeds the Base Price specified in the Award Agreement pertaining to such SAR; by (ii) the number of Shares with respect to which the SAR is exercised.

        7.6.    Payment Upon Exercise of SAR.    Payment to a Participant upon the exercise of the SAR shall be made, as determined by the Committee in its sole discretion, either (a) in cash, (b) in Shares with a Fair Market Value equal to the amount of the payment or (c) in a combination thereof, as set forth in the applicable Award Agreement.

ARTICLE 8

OTHER STOCK AWARDS

        8.1.    Grant of Other Stock Awards.    Subject to the provisions of the Plan, the Committee may develop sub-plans or grant other equity-based awards ("Other Stock Awards") on such terms as it may determine, including, but not limited to, Awards designed to comply with or take advantage of applicable local laws of jurisdictions outside of the United States.

ARTICLE 9

PERFORMANCE-BASED AWARDS

        9.1.    Purpose.    The purpose of this Article 9 is to provide the Committee the ability to qualify Awards as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant to a Covered Employee an Award that is intended to constitute Qualified Performance-Based

Compensation, the provisions of this Article 9 shall control over any contrary provision contained herein; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

        9.2.    Applicability.    This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the relevant Performance Period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

        9.3.    Procedures with Respect to Qualified Performance-Based Awards.    To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

        9.4.    Payment of Qualified Performance-Based Awards.    Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Qualified Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Qualified Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

        9.5.    Additional Limitations.    Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10

MISCELLANEOUS

        10.1.    No Effect on Employment or Service.    Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or service at any time, for any reason and with or without cause.

        10.2.    Participation.    No person shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

        10.3.    Indemnification.    Each person who is or shall have been a member of the Committee, or a Member of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any good faith action taken or good faith failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-Laws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

        10.4.    Successors.    All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

        10.5.    Beneficiary Designations.    Subject to the restrictions in Section 10.6 below, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant's death. For purposes of this Section, a beneficiary may include a designated trust having as its primary beneficiary a family member of a Participant. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant's estate.

        10.6.    Nontransferability of Awards.    No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution; provided, however, that except as provided by in the relevant Award Agreement, a Participant may transfer, without consideration, an Award other than an Incentive Stock Option to one or more members of his or her Immediate Family, to a trust established for the exclusive benefit of one or more members of his or her Immediate Family, to a partnership in which all the partners are members of his or her Immediate Family, or to a limited liability company in which all the members are members of his or her Immediate Family; provided, further, that any such Immediate Family, and any such trust, partnership and limited liability company, shall agree to be and shall be bound by the terms of the Plan, and by the terms and provisions of the applicable Award Agreement and any other agreements covering the transferred Awards. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant and may be exercised only by the Participant or the Participant's legal representative.

        10.7.    No Rights as Stockholder.    Except to the limited extent provided in Sections 6.6 and 6.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

        10.8.    Unfunded Status.    The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

        10.9.    Withholding Requirements.    Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant's FICA obligations) which the Committee, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to such Award (or exercise thereof).

        10.10.    Withholding Arrangements.    The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award in any manner determined by the Committee, including by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, provided such Shares have been held by the Participant for at least six months.

        10.11.    No Corporate Action Restriction.    The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to effect or authorize any corporate action or transaction, including, without limitation, (a) any adjustment, recapitalization, reorganization or other change in the Company's or any Subsidiary's or Affiliate's capital structure or business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary or Affiliate, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company's or any Subsidiary's or Affiliate's capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary or Affiliate, (e) any sale or transfer of all or any part of the Company's or any Subsidiary's or Affiliate's assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary or Affiliate. No Participant, beneficiary or any other person shall have any claim against any Member of the Board or the Committee, the Company or any Subsidiary or Affiliate, or any employees, officers, shareholders or agents of the Company or any Subsidiary or Affiliate, as a result of any such action.

        10.12.    Restrictions on Shares.    Each Award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such Award or the delivery of Shares thereunder, such Award shall not be exercised or settled and such Shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing Shares delivered pursuant to any Award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder. Finally, no Shares shall be issued and delivered under the Plan, unless the issuance and delivery of those Shares shall comply with all relevant provisions of gaming laws or regulations and any registration, approval or action thereunder.

        10.13.    Changes in Capital Structure.    In the event that the Board determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, change of control or exchange of Shares or other securities of the Company, Change in Control, or other corporate transaction or event (each a "Corporate Event") affects the Shares such that an adjustment is determined by the Board, in its sole discretion, to be necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, the Board may, in such manner as it in good faith deems equitable, adjust any or all of (a) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (b) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (c) the

Exercise Price or Base Price with respect to any Award, or make provision for an immediate cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award.

        If the Company enters into or is involved in any Corporate Event, the Board may, prior to such Corporate Event and effective upon such Corporate Event, take such action as it deems appropriate, including, but not limited to, replacing Awards with substitute awards in respect of the Shares, other securities or other property of the surviving corporation or any affiliate of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Awards granted hereunder as of the date of the consummation of the Corporate Event. Notwithstanding anything to the contrary in the Plan, if any Corporate Event occurs, the Company shall have the right, but not the obligation, to cancel each Participant's Awards immediately prior to such Corporate Event and to pay to each affected Participant in connection with the cancellation of such Participant's Awards, an amount that the Committee, in its sole discretion, in good faith determines to be the equivalent value of such Award.

        Upon receipt by any affected Participant of any such substitute awards (or payment) as a result of any such Corporate Event, such Participant's affected Awards for which such substitute awards (or payment) were received shall be thereupon cancelled without the need for obtaining the consent of any such affected Participant. Any actions or determinations of the Committee under this Section 10.13 need not be uniform as to all outstanding Awards, nor treat all Participants identically.

ARTICLE 11

AMENDMENT, TERMINATION AND DURATION

        11.1.    Amendment, Suspension or Termination.    The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including, without limitation, Section 422 of the Code, Section 162(m) of the Code and the rules of the New York Stock Exchange; provided, however, the Board may amend the Plan and any Award Agreement, including without limitation retroactive amendments, without shareholder approval as necessary to avoid the imposition of any taxes under Section 409A of the Code. Subject to the preceding sentence, the amendment, suspension or termination of the Plan shall not, without the consent of the Participant, materially adversely alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

        11.2.    Duration of the Plan.    The Plan shall, subject to Section 11.1, terminate ten years after adoption by the Board, unless earlier terminated by the Board, and no further Awards shall be granted under the Plan. The termination of the Plan shall not affect any Awards granted prior to the termination of the Plan.

ARTICLE 12

LEGAL CONSTRUCTION

        12.1.    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

        12.2.    Severability.    In the event any provision of the Plan or of any Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan or the Award Agreement, and the Plan and/or the Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

        12.3.    Requirements of Law.    The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        12.4.    Governing Law.    The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions.

        12.5.    Captions.    Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

        12.6.    Incentive Stock Options.    Should any Option granted under this Plan be designated an "Incentive Stock Option," but fail, for any reason, to meet the requirements of the Code for such a designation, then such Option shall be deemed to be a Non-Qualified Stock Option and shall be valid as such according to its terms.

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Appendix B

STEINWAY MUSICAL INSTRUMENTS, INC.
2006 EMPLOYEE STOCK PURCHASE PLAN

1.     PURPOSES

        The purposes of the Steinway Musical Instruments, Inc. 2006 Employee Stock Purchase Plan (the "Plan") are (a) to provide an incentive for Eligible Employees (as defined below) to continue devoting their best efforts to the success of the Company (as defined below) and (b) to afford such employees an opportunity to obtain a proprietary interest in the continued growth and prosperity of the Company through ownership of its common stock acquired in a convenient fashion.

2.     DEFINITIONS

        Whenever used in the Plan:

          "Alternative Offering Price" means 85% of the Fair Market Value of Shares on the last day of the Purchase Period.

          "Board" means the Board of Directors of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Committee" means the Board or such committee of the Board that shall be designated to administer the Plan.

          "Company" means Steinway Musical Instruments, Inc. and its wholly-owned subsidiaries now existing as of the effective date of the adoption of the Plan or thereafter formed or acquired.

          "Compensation" means the annual rate of salary in effect for an Eligible Employee on a Date of Offering.

          "Date of Offering" means that day that has been specified by the Board for any offering made under the Plan and which occurs (1) within the first 15 days of each August during the term of the Plan or (2) within the first 15 days after the effective date of the Plan.

          "Eligible Employee" means any person employed by the Company on a Date of Offering during the term of the Plan, other than: (1) any employee who has been employed by the Company for less than one year on such Date of Offering; (2) any employee who, immediately after the grant of an option hereunder, would own (within the meaning of Section 424(d) of the Code) Shares (including Shares which such employee may purchase under outstanding options) possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company; (3) any employee whose customary employment is 20 hours or less per week; (4) any employee whose customary employment is for not more than five months in any calendar year; or (5) any highly compensated employee (within the meaning of Section 414(q) of the Code) who is a member of the Board or who is otherwise subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" means the simple average, on a given day or, if no sales of Shares were made on that day, the simple average on the next preceding day on which sales were made, of the high and low prices per Share on the principal national securities exchange on which the Shares are then traded or, if the Shares are not then traded on a national securities exchange, the simple average of the bid and asked price per Share on the over-the-counter market as reported by NASDAQ. If, at the time an option is granted under the Plan, the Company's Shares are not publicly traded, "Fair Market Value"

  shall be deemed to be the fair value per Share determined by the Board after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Shares in private transactions negotiated at arm's length.

          "Offering Price" means 85% of the Fair Market Value of Shares on a Date of Offering.

          "Purchase Period" means, with respect to an offering under the Plan, the period commencing on the Date of Offering and ending twelve (12) months thereafter.

          "Shares" means shares of common stock, $.001 par value per share, of the Company.

3.     SCOPE OF PLAN

        Options to purchase Shares may be granted by the Company to Eligible Employees during the ten-year period commencing on the effective date of the Plan, as hereinafter provided, but not more than 400,000 Shares shall be purchased pursuant to such options. All employees granted options pursuant to the Plan shall have the same rights and privileges with respect to such options. The Shares delivered by the Company pursuant to the exercise of any option granted under the Plan may be treasury shares, newly issued shares or both.

4.     OFFERINGS

        Subject to the terms and conditions of the Plan, the Board shall make an offering on a specified day during the first 15 days after the effective date of the Plan and thereafter an annual offering on a specified day during the first 15 days of August to Eligible Employees to purchase Shares under the Plan; provided, however, that the Board may, in its discretion, determine to make no offering in any given year. The terms and conditions for each such offering shall specify the Date of Offering, the Offering Price, and the number of Shares that may be purchased thereunder. During the Purchase Period, payroll deductions shall be made from the Compensation of Eligible Employees accepting an option under an offering hereunder.

5.     NUMBER OF SHARES EACH ELIGIBLE EMPLOYEE MAY PURCHASE

        A.    Subject to the provisions of the Plan, and as to any offering made hereunder, each Eligible Employee shall be offered an option to purchase that number of whole Shares that have on the Date of Offering an aggregate purchase price (determined on the basis of the Offering Price) equal to any whole percentage of his or her Compensation up to a maximum of 5% (i.e., 1%, 2%, 3%, 4% or 5%). In the event such an option would involve the purchase of a fractional Share, the number of Shares which may be purchased shall be rounded down to the next whole number.

        B.    If Eligible Employees elect, in any one offering, to accept options to an extent that would result (if options were granted on that basis) in the granting of options for that offering to purchase more than the aggregate number of Shares specified by the Board for that offering, the Committee shall adjust such options on a pro rata basis so that the aggregate number of Shares subject to purchase under that offering does not exceed such specified number of Shares.

        C.    No Eligible Employee may be granted an option to purchase Shares that would permit his or her total rights to purchase Shares of the Company's capital stock under all employee stock purchase plans of the Company to accrue at a rate that exceeds $25,000 (based on the Fair Market Value on the Date of Offering of the Shares subject to the option) for each calendar year during which any such option granted to such individual is outstanding at any time.

6.     METHOD OF PARTICIPATION

        A.    The Committee shall give notice to Eligible Employees of each offering of options to purchase Shares pursuant to the Plan and the terms and conditions for each offering. Such notice shall specify the number of Shares which may be covered by the option to be offered to each Eligible Employee, the Offering Price and such other information as the Committee may determine.

        B.    Each Eligible Employee who desires to accept all or any part of the option to purchase Shares under an offering shall signify his or her election to do so in the form and manner and by the deadline prescribed by the Committee, provided that in no event may an election be made after the Purchase Period. Each such Eligible Employee shall also authorize the Company, in the form and manner prescribed by the Committee, to make payroll deductions to cover the aggregate purchase price of those Shares in respect of which he or she has elected to accept an option. Such election and authorization shall continue in effect unless and until such Eligible Employee withdraws from the Plan or terminates his or her employment with the Company, as hereinafter provided.

        C.    The Company shall thereafter provide each Eligible Employee accepting an option under each offering a notice indicating the number of Shares covered by such option, the Offering Price, and any pro rata reduction in accordance with Paragraph 5.B.

        D.    Each Eligible Employee who does not wish to accept any part of an option to purchase Shares under an offering shall so signify in the form and manner prescribed by the Committee. Such election not to accept any part of such option shall be irrevocable for such offering.

7.     PAYROLL DEDUCTIONS

        A.    The aggregate purchase price for those Shares as to which each Eligible Employee has elected to accept the option offered to him or her shall be deducted from his or her compensation during the Purchase Period specified in the offering through weekly, bi-weekly, semi-monthly or monthly payroll deductions, as applicable, in substantially equal installments. Such payroll deductions shall commence as soon as practicable after the applicable Date of Offering, and shall continue until the last day of the Purchase Period.

        B.    In the event the payroll deductions of an Eligible Employee participating in the Plan are temporarily discontinued because of leave of absence, lay-off, temporary disability or other similar reason, then the number of Shares subject to purchase under his or her option shall be automatically reduced to that number of whole Shares which his or her aggregate payroll deductions actually made within the Purchase Period is sufficient to purchase. The balance of such payroll deductions, if any, shall be refunded to the Eligible Employee in cash, without interest. Notwithstanding the foregoing, however, such Eligible Employee may, prior to the conclusion of the Purchase Period, make a payment to the Company in one lump sum of an amount equal to the amount which was not subject to payroll deductions by reason of the temporary discontinuance thereof and, in that event, such Eligible Employee shall then be entitled to purchase the total number of Shares for which he or she has accepted an option.

        C.    Any amounts to be paid or Shares to be delivered under the Plan shall be reduced by any sums required to be withheld by the Company under federal, state and local tax withholding laws.

8.     RIGHT TO WITHDRAW

        A.    An Eligible Employee who has accepted an option to purchase Shares may, at any time prior to his or her last regular payroll deduction thereunder, direct the Company to make no further deductions from his or her Compensation with respect to such option, or may cancel the entire option. Upon either of such actions, all payroll deductions with respect to such option shall cease. If the employee has directed that payroll deductions be discontinued, any sums theretofore deducted in respect of the offering shall be retained by the Company until the end of the Purchase Period, at which time there shall be issued to the employee the number of whole Shares that can be purchased with the sum deducted and any remaining balance of the sum shall be paid to him or her in cash, without interest. If the employee has cancelled his or her option, the Company shall refund in cash, without interest, all amounts credited to the account of such employee with respect to the applicable offering.

        B.    Notification of an Eligible Employee's election to terminate deductions, or to cancel an option, shall be made by the filing of an appropriate notice to such effect with the Committee.

9.     TERMINATION OF EMPLOYMENT

        A.    In the event the employment of an Eligible Employee who has accepted an option to purchase Shares is terminated prior to his or her final payroll deduction hereunder because of death, total and permanent disability, or retirement at or after age 65 or earlier with the consent of the Company, he or she, or his or her legal representative, as applicable, may either:

          (1)   cancel his or her option, in which event the Company shall refund in cash, without interest, all amounts credited to his or her account under all offerings in which he or she is participating under the Plan; or

          (2)   elect to receive at the conclusion of each applicable Purchase Period that number of whole Shares which his or her payroll deductions actually made are sufficient to purchase, plus the balance of such payroll deductions, if any, in cash, without interest.

        B.    The election of an Eligible Employee, or his or her legal representative, as applicable, pursuant to Paragraph 9.A above shall be made within three months after the event causing the termination of employment and within 27 months after the Date of Offering. Notification of the election shall be filed with the Committee and, in the event no notification has been filed within the prescribed period, the Company shall act in accordance with Paragraph 9.A(1) above.

        C.    In the event the employment of an Eligible Employee who has accepted an option to purchase Shares is terminated for any reason other than those specified in Paragraph 9.A, the outstanding options held by such Eligible Employee shall be immediately canceled and the Company shall refund in cash, without interest, all amounts credited to his or her account under all offerings in which he or she is participating under the Plan.

10.   EXERCISE OF OPTION AND PURCHASE OF SHARES

        A.    As of the last day of the Purchase Period of each offering, the Committee shall determine the Alternative Offering Price. Unless an Eligible Employee who has accepted an option under the offering has subsequently withdrawn from the offering pursuant to Paragraph 8 hereof, his or her option shall be deemed to have been exercised as of the last day of the applicable Purchase Period and become on such date an irrevocable obligation to purchase Shares in accordance with the provisions of the Plan. The number of whole Shares so purchased by each such Eligible Employee shall be determined by dividing the amount accumulated in his or her account by payroll deductions during the Purchase Period by the lower of either the Offering Price or the Alternative Offering Price, rounded down to a whole number of Shares. As soon as practicable thereafter, certificates for the number of whole Shares, determined as aforesaid, purchased by each Eligible Employee shall be issued to him or her. Any balance remaining in the account of an Eligible Employee shall be carried forward to the next Purchase Period.

        B.    In the event that, with respect to any offering hereunder, the Alternative Offering Price is lower than the Offering Price to such an extent that Eligible Employees participating in the offering become entitled to purchase more Shares than were originally subscribed for by all Eligible Employees accepting options under such offering, the Committee shall apportion the aggregate Shares available for purchase under the offering among Eligible Employees participating in the offering on a pro rata basis in accordance with the number of Shares actually subscribed for by each such Eligible Employee, and any amount remaining in the accounts of Eligible Employees shall be carried forward to the next Purchase Period.

11.   RIGHTS AS A STOCKHOLDER

        An Eligible Employee who has accepted an option to purchase Shares under the Plan shall not be entitled to any of the rights or privileges of a stockholder of the Company, including the right to receive any dividends which may be declared by the Company until such time as he or she has actually paid the purchase price for such Shares and certificates have been issued to him or her in accordance with Paragraph 10 hereof.

12.   RIGHTS NOT TRANSFERABLE

        An Eligible Employee's rights under the Plan are exercisable, during his or her lifetime, only by him or her and may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign or transfer such rights shall be void and shall automatically cause the option held by the Eligible Employee to be terminated. In such event, the Company shall refund in cash, without interest, all amounts credited to the account of such Eligible Employee in all offerings under the Plan.

13.   ADMINISTRATION OF THE PLAN

        A.    The Plan shall be administered by the Committee, which is authorized to make such uniform rules as may be necessary to carry out its provisions. The Committee shall determine any questions arising in the administration, interpretation and application of the Plan, and all such determinations shall be conclusive and binding on all parties.

        B.    If any option granted under the Plan shall lapse or terminate, the number of Shares as to which such option shall have lapsed or terminated shall become available for sale under the Plan.

14.   ADJUSTMENT UPON CHANGES IN CAPITALIZATION

        In the event of any change in the Shares of the Company by reason of stock dividends, split-ups, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of Shares and the like, the aggregate number and class of Shares available under the Plan and the number and class of Shares under option but not yet issued under the Plan shall be adjusted appropriately; provided, however, that no adjustment shall be made which would result in a modification of the options granted hereunder and thereby disqualify the Plan as an employee stock purchase plan under the provisions of Section 423 of the Code.

15.   REGISTRATION OF CERTIFICATES

        Stock certificates may be registered in the name of the Eligible Employee, or, if he or she so designates, in his or her name jointly with his or her spouse, with right of survivorship.

16.   AMENDMENT OF PLAN

        The Board may at any time amend the Plan in any respect, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including, without limitation, Section 422 of the Code, Section 162(m) of the Code and the rules of the New York Stock Exchange; provided, however, the Board may amend the Plan, including without limitation retroactive amendments, without stockholder approval as necessary to avoid the imposition of any taxes under Section 409A of the Code. Notwithstanding the above, without the approval of a majority of the Shares of the Company's capital stock then issued and outstanding and entitled to vote, no amendment shall be made (i) increasing the number of Shares to be reserved under the Plan (other than as provided in Paragraph 14), (ii) decreasing the purchase price per Share (other than as provided in Paragraph 14), or (iii) materially increasing benefits under the Plan within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, to the extent that rule is applicable.

17.   TERMINATION OF THE PLAN

        Unless earlier terminated at the discretion of the Board, the Plan and all rights of Eligible Employees in any offering hereunder shall terminate at the earlier of (a) the conclusion of the last Purchase Period authorized herein or (b) on the day that Eligible Employees participating in offerings under the Plan become entitled to purchase a number of Shares equal to or greater than the number of Shares remaining available for purchase. Upon termination of the Plan, Shares shall be issued to Eligible Employees, and cash, if any, remaining in the accounts of the Eligible Employees shall be refunded to them as if the Plan were terminated at the end of a Purchase Period.

18.   GOVERNMENTAL REGULATIONS AND LISTING

        All rights granted or to be granted to Eligible Employees under the Plan are expressly subject to all applicable laws and regulations and to the approval of all governmental authorities required in connection with the authorization, issuance, sale or transfer of the Shares reserved for the Plan including, without limitation, (i) there being a current registration statement of the Company covering the offer of Shares purchasable under options on the last day of the Purchase Period applicable to such options, and if a registration statement shall not then be effective the term of such options and the Purchase Period shall be extended until the first business day after the effective date of such registration statement, or post-effective amendment thereto, or (ii) there being an exemption from such registration.

19.   MISCELLANEOUS

        A.    The Plan shall not become effective unless and until it has been approved, in the manner prescribed by law, by the stockholders of the Company.

        B.    The Plan shall not be deemed to constitute a contract of employment between the Company and any Eligible Employee, nor shall it interfere with the right of the Company to terminate any Eligible Employee and treat him or her without regard to the effect which such treatment might have upon him or her under the Plan.

        C.    No option shall be granted hereunder, nor shall the Plan be interpreted in such a manner, which could cause the Plan or any options issued hereunder to fail to qualify under Section 423 of the Code.

        D.    The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Delaware.

20.   EFFECTIVE DATE

        The effective date of the Plan shall be August 1, 2006, subject to approval by the shareholders.

Appendix C

AUDIT COMMITTEE CHARTER

Objective:

        To assist the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company by:

            1)  Monitoring the Company's compliance with legal, financial and regulatory requirements.

            2)  Monitoring the independent auditor's qualifications and independence.

            3)  Reviewing the procedures, performance and results of the Company's internal audit function and independent auditors and acting, as necessary, on behalf of the board of directors between board meetings with respect to the Company's audited financial reports, accounting procedures, financial controls and ethical practices.

            4)  Providing a direct communication link to the board of directors from the Company's independent auditing staffs and the chief financial officer, and assuring the quality of the Company's financial reporting and control systems.

            5)  Preparing the Audit Committee Report, as required by the rules of the Securities and Exchange Commission, for the Company's annual proxy statement.

Duties and Powers

        The Audit Committee, shall have the following duties and powers:

            1)  Appoint, compensate and terminate the Company's independent auditors, subject, if applicable, to shareholder ratification and shall pre-approve all audit engagement fees and terms and all significant, allowable non-audit engagements with the independent auditors, which shall be disclosed to investors in periodic reports. The Audit Committee shall consult with management but may not delegate these responsibilities.

            2)  Delegate one or more members of the Audit Committee the authority to grant pre-approvals on audit services and allowable non-audit services.

            3)  Establish a procedure for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters and create a practice allowing for the confidential and anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters.

            4)  Obtain and review, at least annually, a report by the independent auditors describing the firm's internal quality-control procedures, any material issues raised by the most recent internal quality controls review or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues; and (to assess the auditors' independence) all relationships between the independent auditor and the Company.

            5)  Ensure that the regular rotation of the lead audit partner occurs as required by law and consider whether there needs to be a rotation of the outside audit firm and report the findings to the board of directors.

            6)  Review management's internal audit function and internal control procedures and practices for safeguarding assets, authorizing and recording transactions and complying with Company policies and ethical practices and the comments of the independent auditors' staff with respect to such policies and practices.

            7)  Review and discuss the Company's annual audited financial statements and quarterly financial statements with management and the independent auditors, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operation" before public distribution.

            8)  Discuss, generally, with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analyst and rating agencies.

            9)  Engage, to the extent deemed necessary or appropriate, independent legal, accounting or other consultants to advise the Committee.

          10)  Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposure, including the Company's risk assessment and risk management guidelines.

          11)  Meet with management, internal auditors (or personnel responsible for internal audit function) and the independent auditors in separate executive sessions, periodically.

          12)  Regularly review with the independent auditors any difficulties the auditor encountered in the course of the audit work and management's response.

          13)  Establish, for the board of directors, policies for the Company's hiring of employees or former employees of the independent auditors who were engaged on the Company's account.

          14)  Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls, the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company's financial statements.

          15)  Hold timely discussions with the independent auditor regarding: all critical accounting policies and practices; all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosure and treatments, and the treatment preferred by the independent auditors; other material written communications between the independent auditors and management, including, but not limited to, the management letter and schedule of unadjusted differences.

          16)  Discuss with management and independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

          17)  Receive and review any disclosure from the Company's CEO or CFO made in connection with the certification of the Company's quarterly and annual reports filed with the SEC of: (a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize, and report financial data; or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

          18)  Review the annual audit plan of the independent auditors. Ensure the receipt from the independent auditors of a formal written statement delineating all relationships between such auditors and the Company, consistent with Independence Standards Board Standard 1; actively engage in a dialogue with such auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of such auditors; and take, or recommend that the full board take, appropriate action to ensure the independence of such independent auditors.

          19)  Insure that the independent auditor's ultimate accountability remains to the board of directors and the Audit Committee as representatives of the shareholders.

          20)  Review the Company's annual audit findings and management's implementation of the independent auditors' recommendations.

          21)  Review the Company's organization to accomplish management's financial reporting and control responsibilities.

          22)  Report regularly to the board of directors.

          23)  Meet quarterly, or more frequently as needed, to carry out the foregoing duties and responsibilities.

Membership

            1)  The Audit Committee shall be comprised of no less than three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the New York Stock Exchange.

            2)  The board of directors shall appoint one member of the Audit Committee as chairperson. He or she shall be responsible for leadership of the committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the board of directors. The chairperson will also maintain regular liaison with the CEO, CFO and the lead independent audit partner.

            3)  The Audit Committee shall recommend and the Board of Directors shall appoint one member of the Audit Committee as an "audit committee financial expert." The term "audit committee financial expert" means an audit committee member with the following attributes: an understanding of GAAP and financial statements; an ability to assess the general application of GAAP in connection with the accounting for estimates, accruals and reserves; experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised in the Company's financial statements, or experience actively supervising one or more persons engaged in such activities; an understanding of internal controls and procedures for financial reporting; and an understanding of audit committee functions. An "audit committee financial expert" must have acquired these attributes through: (a) education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions; (b) experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions; (c) experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or (d) other relevant experience.

            4)  The Audit Committee shall review annually the Audit Committee's own performance and reassess the adequacy of this Charter.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

STEINWAY MUSICAL INSTRUMENTS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2006

        The undersigned stockholder of Steinway Musical Instruments, Inc. (the "Company"), hereby appoints each of Dana D. Messina and John R. Dudek attorneys and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders to be held at the Company's corporate office at 800 South St., Suite 305, Waltham, Massachusetts 02453, on May 17, 2006 at 10:00 a.m., and at any adjournment of said meeting, all of the shares of Ordinary Common Stock which the undersigned may be entitled to vote.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

The Board of Directors recommends a vote FOR the nominees named below, FOR the approval and adoption of the 2006 Stock Compensation Plan, FOR the approval and adoption of the 2006 Employee Stock Purchase Plan and FOR ratification of the independent registered public accounting firm named below, and if no specification is made, the shares will be voted FOR the election of the nominees named herein, FOR the approval and adoption of the plans and FOR the ratification of the accounting firm. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement and the Annual Report furnished herewith.	Please mark your votes like this	☒
		FOR	WITHHOLD AUTHORITY			FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS:	☐	☐	2.	Ratification of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm to audit the Company's financial statements and internal controls for 2006.	☐	☐	☐
(To withhold authority to vote for any individual nominee, strike a line through that nominees's name in the list below)
				3.	Approval and adoption of the Company's 2006 Stock Compensation Plan.	☐	☐	☐
				4.	Approval and adoption of the Company's 2006 Employee Stock Purchase Plan.	☐	☐	☐
				5.	At their discretion regarding other matters presented at the Annual Meeting.
Kyle R. Kirkland, Dana D. Messina, Bruce A. Stevens, John M. Stoner, Jr., A. Clinton Allen, Rudolph K. Kluiber, Peter McMillan
COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature	Signature	Dated

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

QuickLinks

ELECTION OF DIRECTORS
NOMINEES FOR DIRECTORS FOR TERMS EXPIRING IN 2007
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.
MANAGEMENT
EXECUTIVE COMPENSATION AND OTHER INFORMATION
REPORT OF THE AUDIT COMMITTEE(1)
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION(1)
PERFORMANCE GRAPH(1)
PRINCIPAL STOCKHOLDERS
PROPOSAL TO APPROVE AND ADOPT THE 2006 EMPLOYEE STOCK PURCHASE PLAN
SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
STOCKHOLDER PROPOSALS
ANNUAL REPORT